                                                                   EXHIBIT 10.73

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                         KINETEK PHARMACEUTICALS, INC.

                                      AND

                                    QLT INC.

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                         RESEARCH AND EARLY DEVELOPMENT

                                   AGREEMENT

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                    RESEARCH AND EARLY DEVELOPMENT AGREEMENT

                               TABLE OF CONTENTS

ARTICLE 1 - INTERPRETATION.     ......................................................................   1
         1.1    Definitions...........................................................................   1
         1.2    Other Definitions.....................................................................   7
         1.3    Best of Knowledge.....................................................................   7
         1.4    Headings..............................................................................   7
         1.5    Exhibits..............................................................................   7

ARTICLE 2 - RESEARCH PROGRAM..........................................................................   8
         2.1    Scope.................................................................................   8
         2.2    Responsibility and Costs..............................................................   8
         2.3    [*]...................................................................................   8
         2.4    Selection of Third Eligible Target....................................................   8
         2.5    [*]...................................................................................   8
         2.6    [*]...................................................................................   8
         2.7    Research Plan.........................................................................   8

ARTICLE 3 - DEVELOPMENT RIGHTS........................................................................   9
         3.1    Delivery of Prospective Lead Compounds................................................   9
         3.2    Development Election..................................................................   9
         3.3    Expiry of Development Election........................................................  11
         3.4    Acceleration of Development Election..................................................  11

ARTICLE 4 - EARLY DEVELOPMENT.........................................................................  11
         4.1    Research Program Timetable............................................................  11
         4.2    Selection of Additional Target........................................................  11
         4.3    Additional Compound Request...........................................................  11
         4.4    [*]...................................................................................  11
         4.5    Delivery of Additional Prospective Lead Compounds.....................................  12
         4.6    Failure to Deliver (Additional) Prospective Lead Compounds............................  12

ARTICLE 5 - EXCLUSIVITY...............................................................................  14
         5.1    QLT Exclusivity  .....................................................................  14
         5.2    Kinetek's Rights......................................................................  14
         5.3    Exceptions to Kinetek's Rights........................................................  14
         5.4    Cross-Over Use/Cross-Pricing Risk.....................................................  15
         5.5    Grant of License......................................................................  15

ARTICLE 6 - COMMITTEES................................................................................  15
         6.1    Joint Technical Committee.............................................................  15
         6.2    Joint Management Committee............................................................  16
         6.3    Budget................................................................................  17

ARTICLE 7 - COMMITMENTS OF KINETEK AND QLT............................................................  18
         7.1    Commitments of Kinetek................................................................  18
         7.2    Sub-contracting and Outsourcing.......................................................  18
         7.3    Commitments of QLT....................................................................  18

ARTICLE 8 - FINANCIAL MATTERS.........................................................................  19
         8.1    Initial Investment by QLT.............................................................  19
         8.2    Use of Proceeds.......................................................................  19
         8.3    Investment for Additional Compounds...................................................  19
         8.4    Convertible Loan Facility.............................................................  19

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                                      -ii-

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ARTICLE 9 - CONFIDENTIALITY; PUBLICITY AND PUBLICATION................................................  20
         9.1    Obligation of Confidentiality.........................................................  20
         9.2    Permitted Disclosures.................................................................  21
         9.3    Return of Confidential Information....................................................  21
         9.4    Ownership of Confidential Information.................................................  21
         9.5    Press Release.........................................................................  22
         9.6    Publication...........................................................................  22
         9.7    Survival..............................................................................  23

ARTICLE 10 - INTELLECTUAL PROPERTY....................................................................  23
         10.1   Ownership of Background Intellectual Property.........................................  23
         10.2   Disclosure of Inventions..............................................................  23
         10.3   Ownership of Inventions...............................................................  23

ARTICLE 11 - PATENTS; PROSECUTION AND LITIGATION......................................................  24
         11.1   Prosecution of Patents................................................................  24
         11.2   Patent Review.........................................................................  24
         11.3   Patent Costs..........................................................................  25
         11.4   Right to Assume Prosecution...........................................................  25
         11.5   Defense of Infringement Suits.........................................................  25
         11.6   Infringement by Third Parties.........................................................  26
         11.7   Interference Proceedings..............................................................  27
         11.8   Status of Proceedings.................................................................  28

ARTICLE 12 - SAFETY AND REGULATORY....................................................................  28
         12.1   Compliance with Laws..................................................................  28
         12.2   Safety................................................................................  28
         12.3   Regulatory Filings....................................................................  28

ARTICLE 13 - REPRESENTATIONS, WARRANTIES AND COVENANTS................................................  28
         13.1   Representations and Warranties of Kinetek.............................................  28
         13.2   Covenants of Kinetek..................................................................  29
         13.3   Representations and Warranties of QLT.................................................  30
         13.4   Covenants of QLT......................................................................  30
         13.5   Kinetek Change of Control.............................................................  30

ARTICLE 14 - TERM AND TERMINATION.....................................................................  30
         14.1   Termination...........................................................................  30
         14.2   Term..................................................................................  30
         14.3   Termination by QLT....................................................................  31
         14.4   Termination for Breach................................................................  31
         14.5   Termination on Bankruptcy.............................................................  32
         14.6   Termination on Scientific Grounds.....................................................  32
         14.7   Survival..............................................................................  33

ARTICLE 15 - INDEMNIFICATION..........................................................................  33
         15.1   Mutual Indemnification................................................................  33
         15.2   Intellectual Property Indemnity.......................................................  34
         15.3   Indemnification Procedure.............................................................  34

ARTICLE 16 - MISCELLANEOUS............................................................................  34
         16.1   Assignment; Enurement.................................................................  34
         16.2   Dispute Resolution....................................................................  35
         16.3   Entire Agreement......................................................................  35
         16.4   Force Majeure.........................................................................  36
         16.5   Further Assurances....................................................................  36
         16.6   Governing Law and Attornment..........................................................  36

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                                      -iii-

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
         16.7   Insurance.............................................................................  36
         16.8   Notices...............................................................................  36
         16.9   Change of Address.....................................................................  37
         16.10  Rights and Remedies...................................................................  37
         16.11  Severability..........................................................................  37
         16.12  Counterparts; Facsimile...............................................................  37
         16.13  Waiver................................................................................  37

EXHIBIT A       KINETEK PATENTS..........................................................................  1
                ---------------

EXHIBIT B       QLT PATENTS..............................................................................  1
                -----------

EXHIBIT C       GENERAL GUIDELINES FOR RESEARCH PLAN.....................................................  1
                ------------------------------------

EXHIBIT D       LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT.....................................  1
                ----------------------------------------------------

EXHIBIT E       THIRD PARTY LICENSES.....................................................................  1
                --------------------

EXHIBIT F       KINETEK INSURANCE COVERAGE...............................................................  1
                --------------------------

                    RESEARCH AND EARLY DEVELOPMENT AGREEMENT

THIS RESEARCH AND EARLY DEVELOPMENT AGREEMENT (this "AGREEMENT") is entered into as June 7, 2001 (the "EFFECTIVE DATE") by and among KINETEK PHARMACEUTICALS, INC. ("KINETEK"), a corporation organized and existing under the laws of Canada and having an office at 850 - 1200 West 73rd Avenue, Vancouver, British Columbia, V6P 6G5 and QLT INC. ("QLT"), a corporation organized and existing under the laws of Canada and having an office at 887 Great Northern Way, Vancouver, British Columbia, V5T 4T5

                                    RECITALS

WHEREAS Kinetek has scientific expertise and proprietary technology in the field of signal transduction and has undertaken a broad drug discovery program with the objective of designing small-molecule inhibitors targeting protein kinases and protein phosphatases;

WHEREAS QLT is interested in developing and commercializing drugs targeting protein kinases and protein phosphatases for the diagnosis, prevention and/or treatment of conditions and diseases in humans and has particular expertise in developing, registering, manufacturing, marketing and selling pharmaceuticals world-wide;

WHEREAS both parties desire to enter into a collaboration the objective of which will be for Kinetek to research and develop lead compounds targeting selected protein kinases and protein phosphatases which QLT shall exclusively license for development and commercialization by QLT in potential co-development with Kinetek;

NOW THEREFORE, for and in consideration of the mutual observance of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                            ARTICLE 1- INTERPRETATION

1.1      DEFINITIONS

         (a) "ADDITIONAL COMPOUND REQUEST" shall have the meaning set forth in Section 4.3;

         (b) "ADDITIONAL PROSPECTIVE LEAD COMPOUND" shall have the meaning set forth in Section 4.3;

         (c) "ADDITIONAL TARGET" shall mean a Target selected by QLT pursuant to Section 4.2 from among the Kinetek Available Targets;

         (d) "AFFILIATE" shall mean, with respect to any Person, any Person directly or indirectly controlled by, controlling or under common control with such Person. For the purposes of this definition, "control" shall mean:

                  (i) the possession, directly or indirectly, of the power to direct the management or policies of any such Person or to veto any material decision relating to the management or policies of such Person, in each case whether through ownership of voting securities, by contract or otherwise; or

                  (ii) direct or indirect beneficial ownership of 40% or more of the voting securities of, or a 40% or greater interest in the income of, such Person, or such other relationship as, in fact, constitutes actual control;

         (e)      "ANNUAL BUDGET" shall have the meaning set forth in
                  Section 6.3;

         (f) "COMMON SHARES" shall mean the common shares in the capital of Kinetek;

         (g) "COMMENCEMENT DATE" shall mean the date on which the draft Research Program budget prepared by JTC pursuant to Section
                  2.7 has been approved by the JMC pursuant to Section 6.2(b);

         (h) "COMPOUND" shall mean any chemical compound, including salts thereof, owned, controlled or licensed by Kinetek as at the Effective Date and/or becomes owned, controlled or licensed by Kinetek during the Term that is directed against a Kinase, a Phosphatase or any other Target;

         (i) "CONFIDENTIAL INFORMATION" shall mean all information, data and records, whether written or oral, which is obtained by a receiving party (Kinetek or QLT, as the case may be) from a disclosing party (Kinetek or QLT, as the case may be). Information shall not be considered "CONFIDENTIAL INFORMATION" to the extent that when considered as a whole and in the context disclosed, the information:

                  (i)      is in the public domain at the time of disclosure,

                  (ii) after disclosure, subsequently becomes part of the public domain other than as a consequence of a breach of an obligation of confidentiality owed to the disclosing party by the receiving party,

                  (iii) can be demonstrated by the receiving party by written record to have been known or otherwise available to the receiving party prior to the disclosure by the disclosing party,

                  (iv) after disclosure, can be demonstrated by the receiving party by written record to have been subsequently provided to the receiving party by a third party if the receiving party reasonably believes such disclosure does not violate any obligations of the third party to the disclosing party,

                  (v) is subsequently and independently developed by employees of the receiving party or Affiliates of the receiving party who had no knowledge of the Confidential Information disclosed, as demonstrated by the receiving party by written record, or

                  (vi) is required to be disclosed by law or government regulation(s), provided that the receiving party gives the disclosing party prompt notice of the required disclosure in order to allow the disclosing party to seek protective treatment.

                  A combination of features will not be deemed within the foregoing exceptions merely because individual features are in the public domain or in the possession of the receiving party unless the combination itself is in the public domain or in the possession of the receiving party;

         (j) "CONVERTIBLE LOAN FACILITY" shall mean the convertible loan facility as provided for in Section 8.4 of this Agreement;

         (k) "CROSS-OVER USE" shall mean the use or sale of a Compound, or any Related Compound, that is directed against the same Target(s) as any Lead Compound and/or Licensed Product, by a party or an Affiliate of such party or by a Third Party appointed by a party or an Affiliate of such party that can reasonably be seen as competing with the use or sale of any Lead Compound and/or Licensed Product in the Territory;

         (l) "CROSS-PRICING RISK" shall mean the existence of a Compound, or any Related Compound, that has substantially the same chemical structure, or similar performance characteristics to any Lead Compound and/or Licensed Product, so that such Compound could reasonably be considered to be substituted in medical practice and subject to competitive pricing in relation to such Lead Compound and/or Licensed Product;

         (m) "CURRENT MARKET PRICE" of Common Shares on any date shall mean the weighted average of the "daily trading prices" for the 15 consecutive "Trading Days" immediately preceding such date. The "daily trading price" for each Trading Day shall be the weighted average trading price for sales of common shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on such stock exchange or similar quotation system on which such shares are listed and posted for trading as may be selected for such purpose by the directors of QLT acting in good faith) provided that if the Common Shares are not listed on any stock exchange, the "Current Market Price" shall be the price at which Common Shares are issued to investors that are not industry-related strategic investors or collaborative research partners in the then most recent bona fide private placement financing by Kinetek completed within the 12 month period immediately preceding the date of the applicable Additional Compound Request and having gross proceeds of at least [*] (the "PRIVATE PLACEMENT"). Provided further that in the event Kinetek has not completed such Private Placement, the parties agree to negotiate the price per Common Share, and failing such agreement within 30 days of the applicable Additional Compound Request, either party may refer the matter for resolution pursuant to Section 16.2 in accordance with generally accepted valuation practices. A "TRADING DAY" shall be any day on which The Toronto Stock Exchange (or such other stock exchange or similar quotation system as may be selected by the directors of QLT) is open for business and on which Common Shares have been traded;

         (n)      "DESIGNATED TARGETS" shall mean:

                  (i) up to 2 Eligible Targets selected or designated by QLT pursuant to Sections 3.2(b) and 3.2(f); and

                  (ii)     an Additional Target, if selected by QLT pursuant to
                           Section 4.2 following the exercise by QLT of its Development Election pursuant to Section 3.2 in respect of the second Prospective Lead Compound;

         (o)      "DEVELOPMENT ELECTION" shall have the meaning set forth in
                  Section 3.2(a);

         (p) "DEVELOPMENT INFORMATION" shall have the meaning set forth in Section 3.1;

         (q) "EFFECTIVE DATE" shall mean the effective date of this Agreement as set forth on the first page hereof;

         (r) "ELIGIBLE TARGETS" shall mean ILK, [*] and one of [*] selected pursuant to Section 2.4;

         (s) "FDA" shall mean the United States Food and Drug Administration or any successor entity thereto;

         (t) "FIELD" shall mean the diagnosis, prevention and/or treatment of ocular, renal (excluding renal disease caused by hypertension) and/or immune system conditions or diseases (excluding asthma) in humans;

         (u)      "FTE COST" shall have the meaning set forth in Section 8.2;

         (v) "GLP" shall mean the current Good Laboratory Practices regulations promulgated by the FDA, published at 21 CFR
                  Section 58, as such regulations may be from time to time amended, and such equivalent regulations or standards of countries outside the United States as may be applicable to activities conducted hereunder;

         (w) "GMP" shall mean the current Good Manufacturing Practice regulations promulgated by the FDA, published at 21 CFR
                  Section 210 et seq., as such regulations may from time to time be amended, and such equivalent regulations or standards of countries outside the United States as may be applicable to activities conducted hereunder;

         [*]

         (y)      "ILK" shall mean integrin linked kinase, an enzyme;

* Material has been omitted and filed separately with the commission.

         (z) "IND" shall mean an Investigational New Drug Application under 21 CFR Section.312.23 pursuant to the rules and policies of the FDA;

         (aa) "IND READY" shall mean that stage in the pre-clinical development of a Research Candidate when Kinetek has performed all pre-clinical work and prepared all documentation and materials (including drug product and data) necessary to support the filing of an IND as documented in 21 CFR Section
                  312.23 with the exception of the clinical trial protocol;

         (bb)     "INITIAL INVESTMENT" shall have the meaning set forth in
                  Section 8.1;

         (cc)     "INITIAL TARGETS" shall mean ILK, [*] ;

         (dd) "INTELLECTUAL PROPERTY" shall mean any discoveries, developments, improvements, Know-How, Patents, copyrights, copyright applications, industrial designs, industrial design applications, mask works, trademarks, trademark applications and trade secrets;

         (ee)     "INTERIM BUDGET" shall have the meaning set forth in
                  Section 6.3;

         (ff)     "JOINT INVENTIONS" shall have the meaning set forth in
                  Section 10.3;

         (gg) "JOINT MANAGEMENT COMMITTEE" or "JMC" shall mean the committee appointed by the parties pursuant to in Section 6.2;

         (hh) "JOINT TECHNICAL COMMITTEE" or "JTC" shall mean the committee appointed by the parties pursuant to Section 6.1;

         (ii) "KINASE" shall mean a human enzyme that catalyzes the addition of a phosphate group to a protein and includes, without limitation, ILK, [*] ;

         (jj) "KINASE TECHNOLOGY" shall mean all Patents and Know-How that are owned, controlled or licensed by either party or its Affiliates as at the Effective Date and/or become owned, controlled or licensed during the Term in connection with performance by either party under the Research Program and that relate to the research, development, utilization, manufacture or use of:

                  (i) Compounds (including Research Candidates, Prospective Lead Compounds, Additional Prospective Lead Compounds and Lead Compounds) and Licensed Products that are directed against the Targets ILK, [*] or any other Kinase; and

                  (ii) the Targets against which the Compounds or Licensed Products listed in clause (i) are directed;

         (kk) "KINETEK AVAILABLE TARGETS" means any Targets that Kinetek has identified or that are the subject of a research or development program conducted by Kinetek provided that such research and development program is not being undertaken in conjunction with a Third Party pursuant to a license or other agreement;

         (ll) "KINETEK KNOW-HOW" shall mean all Know-How that is owned, controlled or licensed by Kinetek as at the Effective Date and/or becomes owned, controlled or licensed by Kinetek during the Term, and that:

                  (i) arises in connection with the performance of the Research Program, or

                  (ii)     relates to:

                           (A)      all or any part of the Technology,

* Material has been omitted and filed separately with the commission.

                           (B)      any improvements to the Technology,

         (mm) "KINETEK PATENT" shall mean any Patent that is owned, controlled or licensed by Kinetek as at the Effective Date and/or becomes owned, controlled or licensed by Kinetek during the Term and that is included in the Technology, and those Patents set out in EXHIBIT A, as updated from time to time during the Term;

         (nn) "KINETEK TECHNOLOGY" shall mean all Technology that is owned, controlled or licensed by Kinetek as at the Effective Date and/or becomes owned, controlled or licensed by Kinetek during the Term;

         (oo) "KNOW-HOW" shall mean any and all data, technical information, instructions, processes, experience, inventions (not yet patented), discoveries, formulae, trade secrets, compositions of matter and methods, expert opinions and other information (in written or other tangible form) including, without limitation, any chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data, biological materials, manufacturing or related technology, analytical methodology, chemical and quality control procedures, protocols, techniques, improvements and results of experimentation and testing;

         (pp) "[*] " shall mean the Compounds listed in documents delivered to QLT concurrent with the execution of this Agreement;

         (qq) "LEAD COMPOUND" shall mean a Prospective Lead Compound or an Additional Prospective Lead Compound that has been accepted by QLT pursuant to Section 3.2 for development and commercialization under the License Agreement;

         (rr) "LICENSE AGREEMENT" shall mean the License, Development and Commercialization Agreement in substantially the form set out in EXHIBIT D to this Agreement, to be executed by Kinetek and QLT with respect to all Lead Compounds;

         (ss) "LICENSED PRODUCT" shall mean any finished product that incorporates any Technology that is covered by Kinetek Patents, Kinetek Know-How or Patents arising out of Joint Inventions, and that is developed and commercialized pursuant to the License Agreement;

         (tt) "[*]" shall mean the Compounds selected by Kinetek under [*] to be developed in the [*] Field;

         (uu) "[*]" shall mean the treatment, diagnosis or prevention of oncological conditions or diseases in humans;

         (vv) "OTHER TARGET TECHNOLOGY" shall mean all Patents and Know-How that are owned, controlled or licensed by either party or its Affiliates as at the Effective Date and/or become owned, controlled or licensed during the Term in connection with performance by either party under the Research Program and that relate to the research, development, utilization, manufacture or use of:

                  (i) Compounds (including Research Candidates, Prospective Lead Compounds, Additional Prospective Lead Compounds and Lead Compounds) and Licensed Products that are directed against Targets other than Kinases or Phosphatases; and

                  (ii) the Targets against which the Compounds or Licensed Products listed in clause (i) are directed;

         (ww)     "PATENT" shall mean:

                  (i)      an issued patent or a patent application,

* Material has been omitted and filed separately with the commission.

                  (ii) all continuations and continuation(s)-in-part to the issued patent or patent application set out in clause
                           (i) (solely to the extent such continuation(s)-in-part contain(s) subject matter on which claims issuing obtain the benefit of a priority date of any patent or patent application set out in clause (i),

                  (iii) all divisions, patents of addition, reissues, renewals and extensions of any of the patent, patent application, continuations and continuation(s)-in-part set out in clauses (i) and (ii), and

                  (iv)     all foreign counterparts of any of the foregoing;

         (xx) "PERSON" shall mean and include any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government body and any other form of entity or organization;

         (yy) "PHASE I" shall mean that portion of the FDA submission and approval process which provides for the first introduction into humans of a Lead Compound and/or Licensed Product for the purpose of determining human toxicity, metabolism, absorption, elimination and other pharmacological action as more fully defined in 21 C.F.R. Section 312.21(a), and such equivalent regulations or standards of countries outside the United States as may be applicable to activities conducted hereunder;

         (zz) "PHOSPHATASE" shall mean a human enzyme that catalyzes the removal of a phosphate group from a protein and includes, without limitation, [*] ;

         (aaa) "PHOSPHATASE TECHNOLOGY" shall mean all Patents and Know-How that are owned, controlled or licensed by either party or its Affiliates as at the Effective Date and/or become owned, controlled or licensed during the Term in connection with performance by either party under the Research Program and that relate to the research, development, utilization, manufacture or use of:

                  (i) Compounds (including Research Candidates, Prospective Lead Compounds, Additional Prospective Lead Compounds and Lead Compounds) and Licensed Products that are directed against the Targets [*], or any other Phosphatase; and

                  (ii) the Targets against which the Compounds or Licensed Products listed in clause (i) are directed;

         [*]

         (ccc) "PRIME RATE" shall mean the rate per year from time to time announced by the Royal Bank of Canada as the reference rate to determine interest payable on commercial loans to its most creditworthy customers;

         (ddd) "PROSPECTIVE LEAD COMPOUND" shall mean a Research Candidate proposed by Kinetek to QLT for consideration as a Lead Compound that has satisfied the general guidelines set out in the Research Plan to make the Research Candidate IND Ready;

         [*]

         (fff) "QLT KNOW-HOW" shall mean all Know-How that becomes owned, controlled or licensed by QLT during the Term, and that:

                  (i) arises in connection with the performance of the Research Program, or

                  (ii)     relates to:

                           (A)      all or any part of the Technology, or

                           (B)      any improvements to the Technology;

* Material has been omitted and filed separately with the commission.

         (ggg) "QLT PATENT" shall mean any Patent that becomes owned, controlled or licensed by QLT during the Term and that is included in the Technology, including those Patents set out in EXHIBIT B as updated from time to time during the Term;

         (hhh) "QLT TECHNOLOGY" shall mean all Technology that becomes owned, controlled or licensed by QLT during the Term;

         (iii) "RESEARCH CANDIDATE" shall mean a Compound selected by the JTC for which a Research Plan is prepared pursuant to Section 2.7(c);

         (jjj)    "RESEARCH PLAN" shall have the meaning set forth in Section
                  2.7(c);

         (kkk)    "RESEARCH PROGRAM" shall have the meaning set forth in
                  Section 2.1;

         (lll) "SUBSCRIPTION AGREEMENT" shall mean the subscription agreement entered into prior to the Effective Date between Kinetek and QLT governing the Initial Investment by QLT in Kinetek's Common Shares;

         (mmm) "TARGET" shall mean any Kinase or Phosphatase or any other human enzymes forming part of cellular communication pathways that regulate various biological functions of cells;

         [*]

         (ooo) "TECHNOLOGY" shall mean the Kinase Technology, Phosphatase Technology and Other Target Technology;

         (ppp)    "TERM" shall have the meaning set forth in Section 14.2;

         (qqq)    "TERRITORY" shall mean world-wide;

         (rrr) "THIRD PARTY" shall mean any party other than a party to this Agreement or an Affiliate of a party to this Agreement; and

         (sss) "THIRD PARTY LICENSE" shall mean an agreement between Kinetek and a Third Party for the licensing of Intellectual Property required for the use, research and development of a Research Candidate into a Prospective Lead Compound or Additional Prospective Lead Compound that is IND Ready.

1.2      OTHER DEFINITIONS

Any words defined elsewhere in this Agreement shall have the particular meaning assigned to the words thereto.

1.3      BEST OF KNOWLEDGE

Any reference in this Agreement to the "best of the knowledge" of a party shall be deemed to mean the knowledge of the senior management of QLT or Kinetek, as the case may be, as organized bodies corporate and the knowledge that senior management knew or should have known in respect of the relevant subject matter.

1.4      HEADINGS

The headings in this Agreement are solely for convenience of reference and shall not be used for purposes of interpreting or construing the provisions hereof.

1.5      EXHIBITS

The following Exhibits shall form an integral part of this Agreement:

* Material has been omitted and filed separately with the commission.

EXHIBIT                          DESCRIPTION
-------        -----------------------------------------------------
   A           Kinetek Patents

   B           QLT Patents

   C           General Guidelines for Research Plan

   D           License, Development and Commercialization Agreement

   E           Third Party Licenses

   F           Kinetek Insurance Coverage

                          ARTICLE 2 - RESEARCH PROGRAM

2.1      SCOPE

Promptly following the Effective Date of this Agreement, the parties shall initiate a research program for the purpose of identifying Research Candidates that will be developed for use in the Field through pre-clinical development into Prospective Lead Compounds that are IND Ready ("RESEARCH PROGRAM"). During the Term, up to 5 Prospective Lead Compounds against up to 3 Designated Targets may be selected and licensed by QLT as Lead Compounds which shall be developed by QLT or co-developed by QLT and Kinetek for commercialization as Licensed Products under the terms of the License Agreement.

2.2      RESPONSIBILITY AND COSTS

Kinetek shall have primary responsibility for the conduct of the Research Program, including the costs thereof, under the direction of the JTC and the JMC. QLT shall provide consultation and advice as may be deemed appropriate by the JTC, and shall be responsible for the preparation and cost of filing an IND in respect of any Lead Compound and the design, preparation and the cost of any resulting clinical trial protocols.

2.3      [*]

2.4      SELECTION OF THIRD ELIGIBLE TARGET

On or before the date that is 4 months after the Effective Date, QLT shall select, with notice to Kinetek, 1 of [*] from the Initial Targets as the third Target to be included as an Eligible Target.

2.5      [*]

Kinetek shall have a period of 5 months after the Effective Date within which to select, with notice to QLT, [*] that Kinetek may develop outside of the Research Program within the Oncology Field. The [*] identified hereunder may not be selected as a Research Candidate in the Research Program and shall not be available to QLT for selection or development as a Lead Compound.

2.6      [*]

The [*] shall not be selected as a Research Candidate in the Research Program and shall not be available for selection or development by QLT as a Lead Compound, except that QLT may select any Compounds derived from the [*] which have a distinct chemical structure from the [*] in the event [*] is selected by QLT as an Eligible Target. Notwithstanding the exclusion of the right of QLT to receive information concerning, or samples of, the [*] under Section 2.3, Kinetek shall deliver to QLT, upon request by QLT, information concerning, and samples of, the [*] for research purposes if [*] is being considered, or is selected by QLT as an Eligible Target.

2.7      RESEARCH PLAN

         (a) Promptly following the Effective Date, the JTC shall be established in accordance with Article 6, and shall:

* Material has been omitted and filed separately with the commission.

                  (i) meet and prepare a draft budget for the Research Program and submit such budget to the JMC for approval; and

                  (ii)     define a process for the selection of Research
                           Candidates.

         (b) On an ongoing basis until Kinetek has delivered to QLT Development Information in respect of the second Prospective Lead Compound pursuant to Section 3.1, the JTC will select, from among the Compounds directed against the Eligible Targets, Research Candidates for the Research Program, with the exception of the Oncology Compound selected by Kinetek under Section 2.5 and the [*].

         (c) As soon as practicable after the JTC has selected each Research Candidate, it shall prepare a work plan that shall outline the activities, documentation and materials required for the development of the Research Candidate, for evaluating the feasibility of selecting the Research Candidate as a Lead Compound and for developing the Research Candidate into a Prospective Lead Compound that is IND Ready (the "RESEARCH PLAN"). The Research Plan shall take into account the general guidelines attached as EXHIBIT C.

         (d) Upon the request of either party, the JTC may modify a Research Plan as appropriate to reflect material scientific or commercial developments.

         (e) If, during the course of the Research Program the JTC, acting reasonably, determines that a Research Candidate directed against an Eligible Target cannot be developed as a Prospective Lead Compound due to unforeseen scientific reasons, and the JTC recommends an alternative Research Candidate from among the Compounds directed against the Eligible Targets, and if the JTC's recommendation is unanimously supported by the JMC, then the Research Plan in respect of the Research Candidate that cannot be developed as a Prospective Lead Compound shall be cancelled and a Research Plan in respect of the alternate Research
                  Candidate shall be initiated.

                         ARTICLE 3 - DEVELOPMENT RIGHTS

3.1      DELIVERY OF PROSPECTIVE LEAD COMPOUNDS

When Kinetek has determined that a Research Candidate has satisfied the criteria of the applicable Research Plan and is an IND Ready Prospective Lead Compound or Additional Prospective Lead Compound, Kinetek shall promptly notify QLT thereof and, to the extent the following has not previously been provided to QLT, promptly forward to QLT, at no cost to QLT:

         (a) all material information known to Kinetek about the Prospective Lead Compound or Additional Prospective Lead Compound;

         (b) a sample of the Prospective Lead Compound or Additional Prospective Lead Compound;

         (c) all reagents (including antibodies directed against Targets) that may reasonably be required by QLT in evaluating the Prospective Lead Compound or Additional Prospective Lead Compound, provided that QLT will reimburse Kinetek its actual cost for producing or purchasing genetically engineered animal models; and

         (d) such other information as QLT may reasonably require in order to make a Development Election in respect of Prospective Lead Compound or Additional Prospective Lead Compound as a Lead Compound pursuant to Section 3.2.

(collectively, the "DEVELOPMENT INFORMATION")

3.2      DEVELOPMENT ELECTION

         (a) During the Term, QLT shall have the exclusive right, but not the obligation, to select from among the Prospective Lead Compounds and Additional Prospective Lead Compounds proposed by Kinetek

* Material has been omitted and filed separately with the commission.

                  pursuant to Section 3.1 up to 5 Lead Compounds that may be directed against up to 3 Designated Targets and to license, develop and commercialize such Lead Compounds on an exclusive basis under the terms and conditions set forth in the License Agreement (the "DEVELOPMENT ELECTION").

         (b) If QLT determines that a Research Candidate has met the criteria set out in the Research Plan and is an IND Ready Prospective Lead Compound or Additional Prospective Lead Compound, QLT shall, within [*] after receipt of the Development Information, deliver notice to Kinetek of the exercise of its Development Election, specifying the Prospective Lead Compound or Additional Prospective Lead Compound and the Eligible Target(s) against which the Prospective Lead Compound or Additional Prospective Lead Compound is being directed as the Designated Target(s). Upon delivery of such notice, the parties will be deemed to have entered into a License Agreement in respect of that Lead Compound and the parties shall execute the form of License Agreement attached hereto as EXHIBIT D promptly thereafter. As QLT delivers additional notices with respect to subsequent Development Elections, the License Agreement shall be deemed to be amended to include the Lead Compounds specified in such Development Elections, and the parties shall promptly execute an amended schedule to the License Agreement to reflect those additions.

         (c) Notwithstanding the delivery of a Research Candidate as a Prospective Lead Compound or Additional Prospective Lead Compound under Section 3.1, if QLT determines that a Research Candidate has not met the criteria to become a Prospective Lead Compound or Additional Prospective Lead Compound, then QLT shall promptly notify Kinetek of QLT's determination and:

                  (i) Kinetek shall perform the necessary work to render the Research Candidate IND Ready; or

                  (ii)     the parties shall resolve the dispute pursuant to
                           Section 16.2.

         (d) Notwithstanding the [*] period set out in Section 3.2(b), QLT may propose to Kinetek by written notice delivered at least [*] prior to the end of that period that the time within which it must make the Development Election be extended for good reason for a specified reasonable time to permit QLT, at its expense, to conduct such additional studies of that Prospective Lead Compound or Additional Prospective Lead Compound as may be specified in the notice. Kinetek shall discuss this request with QLT and the parties shall attempt in good faith to reach mutual agreement with respect to the requested extension and the conduct of additional studies.

         (e)      If:

                  (i) QLT has not exercised its Development Election within [*] after receipt of the Development Information in respect of a Prospective Lead Compound or Additional Prospective Lead Compound and has not requested an extension under Section 3.2(d) to make its Development Election; or

                  (ii) there has been a dispute pursuant to Section 3.2(c) and the Prospective Lead Compound or Additional Prospective Lead Compound is rendered IND Ready by Kinetek or has been determined to be IND Ready pursuant to Section 16.2, and QLT does not exercise its Development Election within [*] following notice from Kinetek that the Prospective Lead Compound or Additional Prospective Lead Compound is IND Ready or within [*] of such determination pursuant to Section 16.2; then

                  Kinetek may, on written notice to QLT, elect to develop and commercialize such Prospective Lead Compound or Additional Prospective Lead Compound for its own use outside the Field.

         (f) In the event that the [*] Prospective Lead Compounds selected by QLT pursuant to its Development Election under Section 3.2(b) are directed against a single Eligible Target, QLT may elect to designate a [*] Eligible Target as a Designated Target at any time within [*] following selection by QLT of the [*] Prospective Lead Compound.

* Material has been omitted and filed separately with the commission.

3.3      EXPIRY OF DEVELOPMENT ELECTION

QLT shall no longer have the right to select Lead Compounds under this Agreement upon the first to occur of:

         (a) delivery by Kinetek to QLT of the last Prospective Lead Compound required to be delivered under this Agreement and the expiry of the applicable [*] period in Section 3.2(b);

         (b)      early termination of the Research Program by QLT under
                  Section 14.3; or

         (c) early termination of the Research Program by either party under Sections 14.4 or 14.5.

3.4      ACCELERATION OF DEVELOPMENT ELECTION

Notwithstanding that a particular Research Candidate has not yet been determined to be a Prospective Lead Compound by Kinetek pursuant to Section 3.1, QLT may, by written notice to Kinetek and the JTC, exercise a Development Election with respect to that Research Candidate as if the Research Plan in respect of it had been successfully completed and as if the Research Candidate were a Prospective Lead Compound. In such an event, the Development Election shall have the same effect hereunder as if it had been exercised in respect of a Prospective Lead Compound.

                         ARTICLE 4 - EARLY DEVELOPMENT

4.1      RESEARCH PROGRAM TIMETABLE

Within [*] after the Commencement Date, Kinetek shall identify, develop and deliver to QLT from among the Research Candidates [*] Prospective Lead Compounds directed against up to [*] Eligible Targets.

4.2      SELECTION OF ADDITIONAL TARGET

Within [*] following the exercise by QLT of its Development Election pursuant to
Section 3.2 in respect of the [*] Prospective Lead Compound, QLT shall have the right, but not the obligation, to select one Additional Target to be included as a Designated Target and against which Additional Prospective Lead Compounds may be directed.

4.3      ADDITIONAL COMPOUND REQUEST

Subject to Section 4.4, on the earlier of the expiration of [*] following the date that QLT and Kinetek are deemed to have entered into a License Agreement pursuant to Section 3.2(b) in respect of the [*] Prospective Lead Compound selected by QLT under this Agreement and the date that is [*] following the Commencement Date, QLT may elect to receive up to 3 additional Prospective Lead Compounds (each an "ADDITIONAL PROSPECTIVE LEAD COMPOUND") directed against the Designated Targets by delivering to Kinetek one or more written notices of its election (an "ADDITIONAL COMPOUND REQUEST"), together with an investment in Kinetek of CDN $5,000,000 for each Additional Prospective Lead Compound elected in such notice, as required pursuant to Section 8.3. Promptly following delivery by QLT to Kinetek of an Additional Compound Request, the JTC shall meet and prepare a draft Research Program budget for the Additional Prospective Lead Compound for approval by the JMC under Section 6.2.

4.4      [*]

If QLT wishes to make an Additional Compound Request before QLT exercises its Development Election pursuant to Section 3.2 in respect of the second Prospective Lead Compound:

         (a) QLT shall give Kinetek [*] notice prior to making its [*] Additional Compound Request pursuant to Section 4.3, within which period Kinetek may select, by notice to QLT, [*] that Kinetek may develop outside the Research Program within the Oncology Field. QLT may make its [*] Additional Compound Request at any time following such [*] notice period.

         (b) In the event Kinetek has not selected [*] within the [*] notice period set out in Section 4.4(a), QLT shall give Kinetek [*] notice prior to making its [*] Additional Compound Request, within which period

* Material has been omitted and filed separately with the commission.

                  Kinetek may select, by notice to QLT, such [*]. QLT may make its [*] Additional Compound Request at any time following such [*] notice period.

         (c) In the event Kinetek has not selected [*] within the [*] notice period set out in Sections 4.4(a) or (b), QLT shall give Kinetek [*] notice prior to making its [*] Additional Compound Request, within which period Kinetek may select, by notice to QLT, such additional Oncology Compound. QLT may make its [*] Additional Compound Request at any time following such [*] notice period, and Kinetek may select, by notice to QLT, such [*] any time thereafter.

         (d) Following exercise by QLT of its Development Election pursuant to Section 3.2 in respect of the second Prospective Lead Compound, Kinetek shall be free to select, by notice to QLT, any number of additional Oncology Compounds that Kinetek may develop outside the Research Program within the Oncology Field, subject only to Sections 5.1, 5.3(c) and 5.4.

4.5      DELIVERY OF ADDITIONAL PROSPECTIVE LEAD COMPOUNDS

Within the later of [*] after the date Kinetek receives an Additional Compound Request and [*] following the Commencement Date, Kinetek shall deliver to QLT Development Information pursuant to Section 3.1 in respect of all Additional Prospective Lead Compounds for which QLT may make a Development Election.

4.6      FAILURE TO DELIVER (ADDITIONAL) PROSPECTIVE LEAD COMPOUNDS

         (a)      [*] FROM COMMENCEMENT DATE In the event that:

                  (i) Kinetek fails to deliver to QLT the Development Information in respect of[*] Prospective Lead Compounds within [*] following the [*] of the Commencement Date; or

                  (ii) Kinetek fails to deliver to QLT the Development Information in respect of the number of Additional Prospective Lead Compounds elected by QLT under
                           Section 4.3 within [*] following the later of [*] following the Commencement Date and the [*] of the date of the Additional Compound Request for such Additional Prospective Lead Compounds;

                  and the parties subsequently enter into a License Agreement in respect of any such Prospective Lead Compounds or Additional Prospective Lead Compounds that Kinetek has failed to deliver to QLT within the time periods set forth in clauses (i) and
                  (ii), [*]

         (b) [*] FROM COMMENCEMENT DATE (PROSPECTIVE LEAD COMPOUNDS) In the event that Kinetek fails to deliver to QLT the Development Information in respect of [*] Prospective Lead Compounds within [*] following the Commencement Date, QLT shall, on written notice delivered to Kinetek:

                  (i) immediately terminate this Agreement in its entirety pursuant to Section 14.4, provided that for the purpose of termination pursuant to this Section 4.6(b), such termination shall be effective immediately upon receipt of such notice by Kinetek; or

                  (ii)     either:

                           [*]

                           and in either case, Kinetek shall have no further obligation to continue the Research Programs in respect of the Prospective Lead Compounds that it has not delivered provided, however, that Kinetek shall remain obligated to deliver any Additional Prospective Lead Compounds that have been requested or may subsequently be requested by QLT pursuant to Sections 4.3 or 4.6(e). Except for Kinetek no longer having an obligation to deliver the Development Information in respect of the [*] Prospective Lead Compounds, this Agreement shall continue in full force and effect, unless terminated by QLT in its entirety in accordance with clause (i).

* Material has been omitted and filed separately with the commission.

         (c) [*] FROM ADDITIONAL COMPOUND REQUEST (ADDITIONAL PROSPECTIVE LEAD COMPOUNDS) In the event that Kinetek fails to deliver to QLT the Development Information in respect of those Additional Prospective Lead Compounds elected by QLT under Sections 4.3 or 4.6(e) within [*] following the date of the Additional Compound Request for each such Additional Prospective Lead Compound, QLT shall, on written notice delivered to Kinetek:

                  (i)      terminate this Agreement in its entirety pursuant to
                           Section 14.4, provided that for the purpose of termination pursuant to this Section 4.6(c), such termination shall be effective immediately upon receipt of such notice by Kinetek; or

                  (ii)     either:

                           [*]

                           and in either case, Kinetek shall have no further obligation to continue the Research Program in respect of such Additional Prospective Lead Compound provided, however, that Kinetek shall remain obligated to deliver any other Additional Prospective Lead Compounds requested by QLT pursuant to Sections
                           4.3 or 4.6(e). Except for Kinetek no longer having an obligation to deliver the Development Information in respect of the Additional Prospective Lead Compounds that Kinetek has failed to deliver to QLT under this
                           Section 4.6(c), this Agreement shall continue in full force and effect, unless terminated by QLT in its entirety in accordance with clause (i).

         (d)      [*]

                  (i)      [*]

                  (ii)     [*].

         (e) ADDITIONAL PROSPECTIVE LEAD COMPOUNDS Notwithstanding the provisions set out in Section 4.3, the following shall apply to Additional Compound Requests made by QLT after [*] under
                  Section 4.6(b)(ii):

                  (i) QLT may make an Additional Compound Request before the earlier of:

                           (A) the expiration of [*] following the date that QLT and Kinetek enter into a License Agreement in respect of the [*] Prospective Lead Compound developed by QLT under this Agreement, or

                           (B) the expiration of [*] following the date that [*],

                  (ii) QLT shall pay to Kinetek the sum of [*], payable in accordance with Section 8.3, for the first Additional Prospective Lead Compound QLT selects pursuant to this Section 4.6(e),

                  (iii) QLT shall pay to Kinetek the sum of [*], payable in accordance with Section 8.3, for each subsequent Additional Prospective Lead Compound QLT selects pursuant to this Section 4.6(e), and

                  (iv) in the event that the parties enter into a License Agreement in respect of any Additional Prospective Lead Compound selected by QLT under clause (i), [*].

                  Pursuant to Section 4.3, in no event shall QLT select more than an aggregate total of 3 Additional Prospective Lead Compounds.

* Material has been omitted and filed separately with the commission.

                            ARTICLE 5 - EXCLUSIVITY

5.1      QLT EXCLUSIVITY

During the Term:

         (a) QLT shall have an exclusive right to exploit Compounds directed against the Eligible Targets or Designated Targets, as the case may be, in the Field; and

         (b) Kinetek shall exploit the Eligible Targets or Designated Targets, as the case may be, in the Field exclusively for the benefit of QLT,

         on the terms set forth in this Agreement. Upon execution of a License Agreement in respect of a Lead Compound, the provisions regarding exclusivity shall be as set forth therein and, in respect of that Lead Compound, shall supersede the terms of this Article 5.

5.2      KINETEK'S RIGHTS

Subject to Section 5.4, Kinetek shall have the right:

         (a) at any time during the Term, to pursue and commercially exploit, alone or with others, all Targets, the Oncology Compounds and the [*] directed against all Targets, solely for the use in the Oncology Field; and

         (b) at any time during the Term, and further subject to Section 5.3(a), to perform screening and/or profiling on behalf of Third Parties of those Third Parties' Compounds directed against Eligible Targets or Designated Targets outside the Field and against all other Targets within or outside the Field.

5.3      EXCEPTIONS TO KINETEK'S RIGHTS

Other than as permitted by Section 5.2, Kinetek shall not, without the prior written consent of QLT, grant to any Third Party any rights (whether by license, sale or assignment) in, or waive any rights which Kinetek may have under any Third Party Licenses to:

         (a) any of the Eligible Targets or Compounds directed against those Eligible Targets, whether within or outside the Field, from the Commencement Date until the earlier of the date on which QLT has exercised its Development Election pursuant to
                  Section 3.2 in respect of the [*] Lead Compound and [*] following the Commencement Date;

         (b) any of the Designated Targets or Compounds directed against those Designated Targets, within the Field, from:

                  (i) the earlier of the date on which QLT has exercised its Development Election pursuant to Section 3.2 in respect of the [*] Lead Compound and [*] following the Commencement Date, until,

                  (ii)     the expiry of the Term, and

         (c) any Research Candidates, Prospective Lead Compounds and Additional Prospective Lead Compounds that are part of the Research Program, including any Research Candidates, Prospective Lead Compounds and Additional Prospective Lead Compounds for which [*] pursuant to Section 4.6, during the Term.

5.4      CROSS-OVER USE/CROSS-PRICING RISK

Kinetek may grant to Third Parties any rights in or to any Compounds or Kinetek Technology for use outside the Field provided that:

* Material has been omitted and filed separately with the commission.

         (a) Kinetek shall use all commercially reasonable efforts to protect QLT against Cross-Over Use or Cross-Pricing Risk in relation to all Research Candidates, Prospective Lead Compounds, Additional Prospective Lead Compounds, Lead Compounds, or Eligible Targets or Designated Targets, as the case may be; and

         (b) Kinetek shall use all commercially reasonable efforts to ensure that any future licenses granted by Kinetek for the marketing, distribution or sale of any Compounds or finished products incorporating any Compounds shall require the licensee to use all commercially reasonable efforts to protect QLT from Cross-Over Use and Cross-Pricing Risk in relation to all Research Candidates, Prospective Lead Compounds, Additional Prospective Lead Compounds, Lead Compounds, or Eligible Targets or Designated Targets, as the case may be, including, without limitation, requiring the licensee to prohibit any off-label use thereof by its distributors and advise its distributors that any off-label use is not permitted under the licenses granted by Kinetek to the licensee.

5.5      GRANT OF LICENSE

For the purposes of carrying out its obligations under this Agreement, Kinetek hereby grants to QLT a non-exclusive royalty-free license to use the Kinetek Technology for the purposes of pursuing, assisting with, or evaluating the Research Program or any Compounds, Research Candidates, Prospective Lead Compounds or and Additional Prospective Lead Compounds delivered to QLT under this Agreement during the Term.

                             ARTICLE 6 - COMMITTEES

6.1      JOINT TECHNICAL COMMITTEE

         (a) COMPOSITION Promptly following the Effective Date, Kinetek and QLT shall establish a Joint Technical Committee to review and co-ordinate the parties' efforts under the Research Program. The JTC shall consist of an equal number of representatives from each party (which number may be increased or decreased upon recommendation of the JMC from time to time). Each of Kinetek and QLT may change its representatives from time to time by written notice to the other.

         (b)      FUNCTIONS The JTC shall have the following functions:

                  (i)      to prepare the draft Research Program budget;

                  (ii) to prepare and recommend to the JMC the draft Research Plan including project progression criteria, and any proposed revisions thereto;

                  (iii) to select Research Candidates and the Fields or indications in which they may be pursued;

                  (iv)     to receive and review reports by Kinetek;

                  (v) to review Compounds and Targets identified by Kinetek;

                  (vi) to regularly review the progress of the Research Program in respect of each Research Candidate;

                  (vii)    to maintain the quality of data and reports;

                  (viii) to supervise Patent prosecution and maintenance by the parties;

                  (ix) to discuss matters relating to Patents as may be presented to the JTC by Kinetek or QLT;

                  (x) to ensure proper transition of the research in respect of a Lead Compound from Kinetek to QLT following the exercise by QLT of the Development Election in respect of that Lead Compound;

                  (xi) to make recommendations to the JMC on all aspects of the Research Program; and

                  (xii) to undertake such other responsibilities and functions as may be assigned to it by the JMC;

         (c) CHAIR Unless the parties otherwise agree, Kinetek shall appoint the first chair of the JTC from among the members of the JTC. The Chair shall alternate at each meeting between the appointee of Kinetek and QLT.

         (d) MEETINGS The JTC shall meet a minimum of 8 times per year and at least once per calendar quarter, or as otherwise determined by the JTC, and shall establish its own rules for the conduct of its meetings. All meetings shall be in person and in Vancouver, the precise location to be mutually agreed by the parties, or by teleconference. Quorum for meetings shall be an equal number of each party's representatives.

         (e)      DECISION-MAKING

                  (i) All decisions of the JTC shall be carried by a simple majority of the votes of representatives, provided that at least 1 representative from each party shall vote in favor of a particular decision. The objective of the JTC shall be to reach agreement by consensus on all matters within the scope of the Research Program.

                  (ii) In the event of a deadlock on any matter (which shall be deemed to have occurred if either party shall request a vote of the JTC on a matter and that vote shall either not be taken within 10 days of the request or, if taken, results in a tie vote) such matter shall be referred to the JMC for resolution.

                  (iii) Each party shall retain the rights, powers, and discretion granted to it under this Agreement, and the JTC shall not be delegated or vested with any such rights, powers or discretion except as expressly provided in this Agreement. Although the JTC shall not have the power to amend or modify this Agreement, which may only be amended or modified as provided in
                           Section 16.3, the JTC may recommend amendments to this Agreement to reflect unforeseen scientific or technical issues.

         (f) MINUTES QLT shall be responsible for the recording of minutes of the initial meeting of the JTC. Thereafter, responsibility for recording minutes shall alternate between the parties. The responsible party for each meeting shall deliver such minutes to the other party within 14 days after the date of the applicable meeting setting forth, inter alia, all decisions of the JTC and, on a quarterly basis, including a report on the progress of work performed by Kinetek.

6.2      JOINT MANAGEMENT COMMITTEE

(a) COMPOSITION Promptly following the Effective Date, Kinetek and QLT shall establish a Joint Management Committee which shall consist of 6 senior executives of the parties, 3 to be designated by each party from time to time.

         (b)      FUNCTIONS The JMC shall have the following functions:

                  (i) general oversight of the entire collaboration between Kinetek and QLT, including the Research Programs;

                  (ii) periodic review of the overall goals and strategy of the Research Programs;

                  (iii) approval of the draft Research Plan and draft Research Program budget prepared by the JTC;

                  (iv) to review progress against milestones and variance from the Research Program budget; and

                  (v) resolution of any deadlocked issues submitted to it by the JTC.

         (c) CHAIR Unless the parties otherwise agree, QLT shall appoint the first chair of the JMC from among the members of the JMC. The Chair shall alternate at each meeting between the appointee of Kinetek and QLT.

         (d) MEETINGS The JMC shall meet at least once per calendar quarter, or with such other frequency as may be established by the Committee. All meetings shall be in person and in Vancouver, the precise location to be mutually agreed by the parties, or by teleconference. Quorum for meetings shall be an equal number of each party's representatives.

         (e)      DECISION-MAKING

                  (i) All decisions of the JMC shall be carried by a simple majority of the votes of representatives, provided that at least 1 representative from each party shall vote in favor of a particular decision. The objective of the JMC shall be to reach agreement by consensus on all matters within the scope of the Research Program.

                  [*] In the event of a deadlock (which shall be deemed to have occurred if either party shall request a vote of the JMC on a matter and that vote shall either not be taken within 10 days of the request or if taken, results in a tie vote) only with respect to [*].

         (f) MINUTES Kinetek shall be responsible for the recording of minutes of the initial meeting of the JMC. Thereafter, responsibility for recording minutes shall alternate between the parties. The responsible party for each meeting shall deliver such minutes to the other party within 14 days after the date of the applicable meeting setting forth, inter alia, all decisions of the JMC.

6.3      BUDGET

         (a) The JTC shall prepare and provide to the JMC an annual budget and operating plan ("ANNUAL BUDGET") and such other budget and operating plan covering shorter periods or discrete projects ("INTERIM BUDGET") as the JMC may direct. The Annual Budget shall be provided to the JMC not later than 60 days prior to the beginning of the fiscal year of Kinetek to which it relates and shall include the following:

                  (i) an estimate of proposed capital expenditures, indicating the item or type of expenditure, the necessity therefor and the time of such expenditure;

                  (ii) an estimate of the operating and other costs to be incurred, and the basis on which such estimates were prepared; and

                  (iii) an estimate of the amount and timing of all dispositions of funds.

                  The JMC shall consider any Annual Budget or Interim Budget received by it from the JTC and approve it or not approve it. If the JMC does not approve the Annual Budget or Interim Budget, it shall be re-submitted to the JTC for its reconsideration, with recommendations from the JMC as it sees fit.

         (b) Kinetek shall furnish to the JTC as soon as practicable, but not later than [*] after the end of each quarter, a summary of the status of the Research Programs conducted during such month, together with a statement of application of funds showing actual expenditures to date against the applicable Annual Budget or Interim Budget, and, if applicable, latest estimates to the date of completion of a Prospective Lead Compound or Additional Prospective Lead Compound, as well as such other pertinent financial or other information as may reasonably be requested from time to time by the JTC.

         (c)      Kinetek shall make a prompt report to the JTC of:

                  (i) any unexpected occurrence that will, or is likely to, materially affect the delivery of a Prospective Lead Compound or Additional Prospective Lead Compound;

* Material has been omitted and filed separately with the commission.

                  (ii) any actual aggregate expenditures during a period that exceed the aggregate budgeted expenditures for such period by [*] or more; and

                  (iii) any anticipated deviations from the estimates set forth in the Annual Budget of the amounts and timing of funds that will be required.

                    ARTICLE 7- COMMITMENTS OF KINETEK AND QLT

7.1      COMMITMENTS OF KINETEK

Kinetek shall:

         (a) work diligently and utilize sound and reasonable business and scientific practice and judgement to identify and develop Prospective Lead Compounds that will be suitable Lead Compounds for development and commercialization by QLT;

         (b) deliver to QLT promptly following the exercise by QLT of its Development Election in respect of a Prospective Lead Compound sufficient quantities of that Prospective Lead Compound, as specified by QLT acting reasonably, to support the conduct by QLT of a Phase I study;

         (c) prepare and submit reports to the JTC on a quarterly basis [*] after the end of each calendar quarter (commencing with the first full quarter following the Effective Date) summarizing Kinetek's progress under the Research Plan during the preceding quarter;

         (d)      periodically update EXHIBIT A in respect of all Kinetek
                  Patents; and

         (e) subject to Kinetek's internal requirements and the availability of its personnel, provide to QLT reasonable technical and clinical assistance with respect to the exercise of its Development Election, including advising QLT in carrying out its evaluation of the Prospective Lead Compounds and Additional Prospective Lead Compounds.

7.2      SUB-CONTRACTING AND OUTSOURCING

If Kinetek elects to sub-contract or otherwise outsource certain activities under the Research Programs, and [*] has the necessary resources and expertise at commercially reasonable rates, Kinetek agrees to utilize [*] as contractor of first choice.

7.3      COMMITMENTS OF QLT

QLT will:

         (a) work diligently and utilize sound and reasonable business and scientific practice and judgement in evaluating Prospective Lead Compounds and Additional Prospective Lead Compounds for development and commercialization by QLT;

         (b) use commercially reasonable efforts to complete concurrently with the Research Program for a Prospective Lead Compound or Additional Prospective Lead Compound any necessary work that may facilitate the prompt filing of an IND in the event the Prospective Lead Compound or Additional Prospective Lead Compound is selected as a Lead Compound, to the extent the work can be completed concurrently; and

         (c) promptly provide to Kinetek copies of the results of any internal evaluation and testing (excluding confidential reports to QLT's management) conducted by QLT on any Compound, Research Candidate, Prospective Lead Compound or Additional Prospective Lead Compound.

* Material has been omitted and filed separately with the commission.

                          ARTICLE 8 - FINANCIAL MATTERS

8.1      INITIAL INVESTMENT BY QLT

QLT shall make an initial investment of CDN$11,000,000 ("INITIAL INVESTMENT") in the Common Shares of Kinetek subject to, and in accordance with, the terms and conditions of the Subscription Agreement in respect of the Initial Investment.

8.2      USE OF PROCEEDS

Subject to the acceleration by QLT of its Development Election pursuant to
Section 3.4, Kinetek shall use [*] of the Initial Investment of CDN $11,000,000 referred to in Section 8.1 for the performance of the Research Program in respect of the [*] Prospective Lead Compounds. The parties agree that Kinetek's expenditures in respect of such Research Program shall be calculated with reference to a full-time equivalent employee with a deemed cost per year of [*] (the "FTE Cost"), plus the actual amount paid to a Third Party in connection with the performance of portions of the Research Program. The FTE Cost includes all costs attributable to the FTE except additional expenses approved by the JMC.

8.3      INVESTMENT FOR ADDITIONAL COMPOUNDS

For each Additional Compound Request made pursuant to Sections 4.3, 4.6(e)(ii) or 4.6(e)(iii), QLT shall pay to or invest in Kinetek the required sum, at QLT's option, either by way of:

         (a) a purchase of Kinetek's Common Shares at the then Current Market Price of such shares,

         (b)      a cash payment; or

         (c)      a combination of both (a) and (b).

The subscription for Kinetek's Common Shares shall be made in accordance with a subscription agreement in substantially the same form as the Subscription Agreement, except as to the number of Common Shares, the subscription price [*], and except that the provisions of [*] of the Subscription Agreement shall only apply until [*].

8.4      CONVERTIBLE LOAN FACILITY

During the Term, QLT shall create, reserve and maintain an internal convertible loan facility of up to [*] ("CONVERTIBLE LOAN FACILITY") from which it shall advance funds to Kinetek required by Kinetek to fulfill its obligations under the Research Program, and from which Kinetek may draw funds from time to time in accordance with the terms set out below:

         (a) DRAWS In order to draw on the Convertible Loan Facility, Kinetek shall submit a notice of funding to QLT, signed by its Chief Financial Officer, specifying the amount requested (which shall not be less than [*] per request), the Research Candidate to which the advance relates, [*]. Advances shall be made by QLT by cheque or wire transfer at Kinetek's direction within 10 days after receipt of the notice of funding.

         (b) AVAILABILITY AND REPAYMENT The Convertible Loan Facility shall:

                  (i) be made available by QLT from [*] to a date that is [*] following the Commencement Date;

                  (ii) bear an interest rate equal to [*] in effect on the date such amounts not paid were due under the Convertible Loan Facility, compounding quarterly; and

                  (iii) be repaid by Kinetek at any time without notice within [*] of the date the principal was drawn down, at Kinetek's option, either:

                           (A)      in Kinetek's freely traceable Common
                                    Shares [*]; or

* Material has been omitted and filed separately with the commission.

                           (B)      in cash.

                           If Kinetek exercises the option to repay the loan in cash under clause (B), Kinetek shall first notify QLT to this effect, and QLT may require Kinetek to repay the loan in freely traceable Common Shares under clause (A).

         (c)      CONDITIONS The Convertible Loan Facility referred to in this
                  Section 8.4 shall be available to Kinetek if the following conditions are met:

                  (i) there has been no expiration or early termination of the Research Program in respect of which a notice of funding has been delivered by Kinetek to QLT pursuant to Section 8.4(a);

                  (ii)     the costs of the Research Programs have exceeded[*];

                  (iii) Kinetek shall utilize 100% of the Convertible Loan Facility proceeds on the Research Program identified in the notice of funding delivered by Kinetek to QLT pursuant to Section 8.4(a);

                  (iv) Kinetek has not experienced a material adverse event in the reasonable opinion of QLT;

                  (v) Kinetek shall grant to QLT a security interest in the Research Candidate or Research Candidates to which the advance relates as security for the Convertible Loan Facility pursuant to a specific security agreement, the form of which shall be negotiated in good faith by the parties and entered into prior to any funding advance being made by QLT to Kinetek under the Convertible Loan Facility.

                  (vi) Kinetek shall abide by all of the terms and conditions of the Convertible Loan Facility.

                  Promptly following the execution of this Agreement, the parties shall negotiate in good faith the form of the agreement incorporating the terms set out above. In the event the parties are unable to agree on the form of that agreement or the specific security agreement, either party may refer the dispute for resolution in accordance with Section 16.2.

             ARTICLE 9 - CONFIDENTIALITY; PUBLICITY AND PUBLICATION

9.1      OBLIGATION OF CONFIDENTIALITY

It is understood by both QLT and Kinetek that misuse or improper disclosure of Confidential Information may irreparably harm the business of the disclosing party or that party's Affiliates. Accordingly, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree that at all times during the Term and for a period of 5 years thereafter, they shall:

         (a) not use the Confidential Information of the other party for any purpose other than to carry out its obligations under this Agreement, without the prior written consent of the disclosing party;

         (b) maintain the Confidential Information in confidence and not disclose any portion of the Confidential Information to any Third Party, without the prior written consent of the disclosing party, other than to its counsel, accountants, employees and consultants who are bound by obligations of confidentiality and non-use in connection therewith at least as stringent as those set forth in this Agreement, provided that each party shall remain responsible for the actions, uses and disclosures of its counsel, accountants, employees and consultants; and

         (c) take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to Confidential Information is granted.

Notwithstanding the foregoing, the parties acknowledge that if they enter into a License Agreement, the confidentiality provisions of the License Agreement shall supersede the provisions of this Section 9.1 with respect to the use of the Confidential Information.

* Material has been omitted and filed separately with the commission.

9.2      PERMITTED DISCLOSURES

         (a) Nothing herein shall be construed as preventing QLT from disclosing any Confidential Information received from Kinetek to any of QLT's Affiliates, sublicenses or distributors or potential sublicensees or distributors, provided each Affiliate, sublicensee and distributor has undertaken in writing a similar obligation of confidentiality and non-use with respect to the Confidential Information, with Kinetek stated as a third-party beneficiary thereof.

         (b) Nothing herein shall be construed as preventing Kinetek from disclosing any Confidential Information received from QLT to any of Kinetek's Affiliates, provided each Affiliate has undertaken in writing a similar obligation of confidentiality and non-use with respect to the Confidential Information, with QLT stated as a third-party beneficiary thereof.

9.3      RETURN OF CONFIDENTIAL INFORMATION

Upon termination of this Agreement, except as set out below, each party shall promptly return to the disclosing party or destroy, at the disclosing party's request, all copies of the disclosing party's Confidential Information, and return or destroy all summaries, abstracts, extracts or other documents which contain any of the disclosing party's Confidential Information in any form. If the disclosing party requests destruction of its Confidential Information, the other party shall document the destruction of the Confidential Information and shall provide a copy of this documentation to the disclosing party. Notwithstanding the foregoing, the receiving party may retain 1 copy of any documents in its possession containing the disclosing party's Confidential Information for archival purposes only. For the purposes of this section, the term "document" includes any information fixed in any tangible medium of expression, in whatever form or format.

9.4      OWNERSHIP OF CONFIDENTIAL INFORMATION

         (a) All Confidential Information disclosed by one party to the other shall remain the property of the disclosing party.

         (b) The parties agree that, except as otherwise specifically set out in this Agreement, as between QLT and Kinetek, all right, title and interest in and to all data and results created by a party during performance of any Research Program, shall be the exclusive property of the creating party and all data and results arising from the Research Program shall be treated as the creating party's Confidential Information under this Agreement.

         (c) In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of the party, the bankrupt or insolvent party shall promptly notify the court, other tribunal or appointee:

                  (i) that Confidential Information received from the other party under this Agreement remains the property of the other party; and

                  (ii) of the confidentiality obligations under this Agreement.

                  In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's Confidential Information and to ensure that the court, other tribunal or appointee maintains the information in confidence in accordance with the terms of this Agreement.

9.5      PRESS RELEASE

         (a) The parties shall agree upon the timing and content of any initial press release or any other public communications relating to this Agreement and the transactions contemplated herein.

         (b) Except to the extent already disclosed in the initial press release or other public communication made pursuant to clause
                  (a), no public announcement concerning the existence or the terms of this Agreement or concerning the transactions described herein shall be made, either directly or indirectly, by Kinetek or QLT, without first obtaining the approval of the other party and agreement upon the nature, text, and timing of such announcement, which approval and agreement shall not be unreasonably withheld.

         (c) Notwithstanding clauses (a) and (b), each party shall have the right to issue, immediately and without prior consent of the other, press releases that disclose any information required by the rules and regulations of provincial securities regulatory authorities in Canada, the Securities and Exchange Commission in the United States or similar foreign authorities, as determined in good faith by the disclosing party, provided that, where reasonably possible, each party shall use reasonable efforts to give prior notice of the press release to the other party and an opportunity for the other party to review and comment on that press release.

         (d) Notwithstanding the provisions of clauses (a) and (b), each party agrees to use reasonable good faith efforts to notify the other party when it releases any information relating to this Agreement, including any previously approved information and any information required to be disclosed by the rules and regulations of provincial securities regulatory authorities in Canada, the Securities and Exchange Commission in the United States or similar foreign authorities, and will promptly provide a copy of any such disclosure to the other party for its review and comment.

         (e) Each of Kinetek and QLT acknowledge that Kinetek may file a preliminary and final prospectus with provincial securities regulatory authorities in Canada in respect of its IPO and QLT may file prospectuses in connection with future securities offerings, and that the said prospectuses will be required to include full, true and plain disclosure regarding each party and its business, including this Agreement and the form of License Agreement. Each of Kinetek and QLT agree to promptly provide a copy of portions of such prospectuses relating to this Agreement and the License Agreement to the other party for its approval and agreement, which approval and agreement shall not be unreasonably withheld. The parties will consult with one another regarding the provisions of this Agreement to be redacted in any filing made by the parties with securities regulatory authorities, or as otherwise required by law.

9.6      PUBLICATION

Subject to the terms and conditions of any agreement between Kinetek and any Third Party relating to the Technology, each of QLT and Kinetek reserves the right to publish or publicly present the results (the "RESULTS") of any Research Program, subject to compliance with the terms and conditions set out in this
Section 9.6. The party proposing to publish or publicly present the Results (the "PUBLISHING PARTY") will submit a draft of any proposed manuscript or speech to the other party (the "NON-PUBLISHING PARTY") for comments at least 60 days prior to submission for publication or presentation. The Non-Publishing Party shall notify the Publishing Party in writing within 30 days of receipt of such draft whether such draft contains:

         (a) information of the Non-Publishing Party which it considers to be confidential under the provisions of Article 9;

         (b) information that if published would have an adverse effect on a patent application covering the subject matter of this Agreement which the Non-Publishing Party intends to file; or

         (c) information that the Non-Publishing Party reasonably believes would be likely to have a material adverse impact on the development or commercialization of a Lead Compound and/or Licensed Product (as defined in the License Agreement). In any such notification, the Non-Publishing Party shall provide detailed suggestions regarding the manner and degree to which the Publishing Party may disclose such information, if at all permitted.

In the case of Section 9.6(a) above, no party may publish Confidential Information of the other party without its consent in violation of Article 9 of this Agreement. In the case of Section 9.6(b) above, the Non-Publishing Party may request a delay and the Publishing Party shall delay such publication, for a period not exceeding 90 days, to permit the timely preparation and filing of a patent application or an application for a certificate of invention on the information involved. In the case of Section 9.6(c) above, if the Publishing Party disagrees with the Non-Publishing Party as to the impact of the publication, then the issue shall be referred to the JMC for resolution. If the JMC is unable to reach agreement on the matter within 30 days after such referral, the matter shall be referred by the JMC to the Chief Executive Officer QLT and the Chief Executive Officer of Kinetek who shall attempt in good faith to reach a fair and equitable resolution of this disagreement. If the disagreement is not resolved in this manner within 2 weeks of referral by the JMC as aforesaid, then the decision of the Publishing Party as to publication of any information generated by it, subject always to the confidentiality provisions of Article 9 shall be final, provided that such decision shall be exercised with reasonable regard for the interests of the Non-Publishing Party. The parties agree that authorship of any publication will be determined based on the customary standards then being applied in the relevant scientific journal. The parties will use their best efforts to gain the right to review proposed publications relating to the subject matter of the Research Program by consultants or contractors.

9.7      SURVIVAL

The provisions of this Article 9 shall survive the termination of this Agreement and shall survive for a period of 5 years thereafter.

                       ARTICLE 10 - INTELLECTUAL PROPERTY

10.1     OWNERSHIP OF BACKGROUND INTELLECTUAL PROPERTY

As between QLT and Kinetek:

         (a) title to and ownership of all rights in and to all Intellectual Property owned by QLT or licensed to QLT by Third Parties as of the Effective Date shall at all times remain with QLT and, except as expressly granted under this Agreement, no rights in or to any such Intellectual Property shall vest in Kinetek; and

         (b) title to and ownership of all rights in and to all Intellectual Property owned by Kinetek or licensed to Kinetek by Third Parties as of the Effective Date shall at all times remain with Kinetek and, except as expressly granted under this Agreement, no rights in or to any such Intellectual Property shall vest in QLT.

10.2     DISCLOSURE OF INVENTIONS

During the Term:

         (a) Kinetek shall promptly disclose and supply to QLT, in a timely fashion, all information in respect of inventions developed by Kinetek arising from the performance of the Research Program; and

         (b) QLT shall promptly disclose and supply to Kinetek, in a timely fashion, all information in respect of inventions developed by QLT arising from the performance of the Research Program.

10.3     OWNERSHIP OF INVENTIONS

Any new inventions and discoveries developed by either party or its Affiliates (directly or through others acting on its behalf) related to the Research Program prior to and during the Term shall be treated as follows:

         (a) if made solely by an employee or contractor of Kinetek or its Affiliate, such inventions and discoveries shall be the property of [*];

         (b) if made solely by an employee or contractor of QLT or its Affiliate, such inventions and discoveries shall be the property of [*];

         (c) if jointly made by employees or contractors of Kinetek and QLT, as determined in accordance with United States laws of inventorship ("JOINT INVENTIONS"), such inventions and discoveries shall [*].

*Material has been omitted and filed separately with the commission.

                ARTICLE 11 - PATENTS; PROSECUTION AND LITIGATION

11.1     PROSECUTION OF PATENTS

         (a) Kinetek shall have the right to prosecute and maintain all Kinetek Patents, subject to the terms and conditions set out in this Article 11, and shall do so in a timely manner under the direction of the JTC.

         (b) QLT shall have the right to prosecute and maintain all QLT Patents subject to the terms and conditions set out in this
                  Article 11, and shall do so in a timely manner under the direction of the JTC.

         (c) [*] shall be responsible for the prosecution and maintenance of Patents arising out of the Joint Inventions, subject to the terms and conditions set out in this Article 11, and [*] shall do so in a timely manner under the direction of the JTC.

11.2     PATENT REVIEW

         (a) RECOMMENDATIONS QLT shall have the right to review, in respect of all Kinetek Patents related to the Eligible Targets and Compounds directed against the Eligible Targets, all draft patent applications (prior to filing), pending patent applications, patents, other proceedings, communications, reports and observations with respect to all Kinetek
                  Patents, and make recommendations to Kinetek promptly, but no more than 3 weeks after QLT's receipt of the aforesaid information concerning such patents and patent applications and their conduct, including, but not limited to, the jurisdictions in which to seek patent protection, which recommendations shall be incorporated by Kinetek as determined by the JTC.

         (b)      DISCLOSURE Kinetek shall:

                  (i) promptly disclose to QLT and keep QLT fully informed of, and/or

                  (ii)     supply QLT in a timely fashion with;

                  the following:

                  (iii) the complete texts of, and all relevant patent applications filed and/or controlled by Kinetek for, Kinetek Patents, and

                  (iv)     all information received concerning:

                           (A) the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving any Kinetek Patents, and

                           (B) the course of substantive patent prosecution or other substantive proceedings related to any Kinetek Patents,

                           (C) including, without limitation, by providing QLT with copies of substantive communications, search reports and Third Party observations submitted to or received from Patent offices.

         (c) CONFIDENTIALLY QLT shall hold all information disclosed to it under this section as Confidential Information of Kinetek under Article 9.

11.3     PATENT COSTS

         (a) Kinetek shall be responsible for all costs and expenses relating to the drafting, prosecution and maintenance of all Kinetek Patents.

*Material has been omitted and filed separately with the commission.

         (b) QLT shall be responsible for all costs and expenses relating to the drafting, prosecution and maintenance of all QLT Patents.

         (c) All costs and expenses relating to the drafting, prosecution and maintenance of all Patents arising out of Joint Inventions shall be [*].

11.4     RIGHT TO ASSUME PROSECUTION

In the event that Kinetek intends to finally abandon in any country in the Territory any Kinetek Patent related to the Eligible Targets and Compounds directed against the Eligible Targets or methods of use thereof, in whole or in part, Kinetek shall promptly notify QLT. All rights granted to QLT to any such Kinetek Patent or part of such Kinetek Patent in such country shall continue in force provided that QLT assumes, at its own expense, responsibility for the prosecution and maintenance of any such Kinetek Patent or part of such Kinetek Patent in such country, and provided that if there are Third Parties with legal interests in any such Kinetek Patent outside the Field, the costs of the prosecution and maintenance of such Kinetek Patent shall be shared by QLT and Kinetek on a basis to be mutually agreed to by the parties taking into account the rights in such Kinetek Patent granted to QLT and the Third Parties respectively. If the parties cannot agree on an allocation of the costs of the prosecution and maintenance of such Kinetek Patent, the dispute shall be resolved in accordance with Section 16.2.

11.5     DEFENSE OF INFRINGEMENT SUITS

In the event of the initiation of any suit in the Territory by a Third Party against Kinetek or QLT or any of their respective Affiliates for Intellectual Property infringement arising from the use of the Technology (an "INFRINGEMENT SUIT"), the party sued shall promptly notify the other party in writing, and the following shall apply:

         (a)      KINETEK PATENTS

                  (i) In the event that the Infringement Suit is based on Technology owned, controlled or licensed by Kinetek which is not dependent on any Joint Inventions (an "KINETEK INFRINGEMENT SUIT"), [*] shall have the first right, but not the obligation, to defend the Kinetek Infringement Suit and [*] shall assist and co-operate with [*] in any such litigation.

                  (ii) If [*] fails to defend the Kinetek Infringement Suit within a reasonable time after receiving notice of the Kinetek Infringement Suit, then [*] shall have the right, but not the obligation, to defend the Kinetek Infringement Suit and [*] shall assist and co-operate with [*] in any such litigation.

                  (iii) The party conducting the defense of a Kinetek Infringement Suit shall have full control over its conduct; provided neither party shall enter into any settlement with respect to a Kinetek Infringement Suit without the other's consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (iv) The cost and expense of the defense of any Kinetek Infringement Suit under this Section 11.5(a), whether conducted by either party, shall be borne by [*].

         (b)      QLT PATENTS

                  (i) In the event that the Infringement Suit is based on QLT Technology that is not dependent on any Joint Invention (a "QLT INFRINGEMENT SUIT"), [*] shall have the right, but not the obligation, to defend QLT Infringement Suit and [*] shall assist and co-operate with [*] in any such litigation.

                  (ii) The cost and expense of the defense of any QLT Infringement Suit under this
                           Section 11.5(b) shall be borne by [*].

         (c)      JOINT INVENTIONS

*Material has been omitted and filed separately with the commission.

                  (i) In the event that the Infringement Suit is based on Technology arising solely out of a Joint Invention (a "JOINT INFRINGEMENT SUIT"), [*] shall have the first right, but not the obligation, to defend the Joint Infringement Suit and [*] shall assist and co-operate with [*] in any such litigation.

                  (ii) If [*] fails to defend the Joint Infringement Suit within a reasonable time after receiving notice of the Joint Infringement Suit, then [*] shall have the right, but not the obligation, to defend the Joint Infringement Suit and [*] shall assist and cooperate with [*] in any such litigation.

                  (iii) The party conducting the defense of a Joint Infringement Suit shall have full control over its conduct; provided neither party shall enter into any settlement with respect to a Joint Infringement Suit without the other party's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (iv) The cost and expense of the defense of any Joint Impingement Suit under this Section 11.5(c) shall be [*].

11.6     INFRINGEMENT BY THIRD PARTIES

         (a)      KINETEK PATENTS

                  (i) In the event that Kinetek or QLT becomes aware of actual or threatened infringement by a Third Party of a Kinetek Patent (a "KINETEK PATENT INFRINGEMENT"), that party shall promptly notify the other party in writing.

                  (ii) [*] shall have the first right, but not the obligation, to bring an infringement action against any alleged infringer in the event of a Kinetek Patent Infringement and [*] shall assist and co-operate with [*] in any such litigation.

                  (iii) If [*] fails to take action regarding a Kinetek Patent Infringement within a reasonable time after becoming aware of the Kinetek Patent Infringement, then [*] shall have the right, but not the obligation, to bring an infringement action against the alleged infringer and [*] shall co-operate with [*] in any such litigation.

                  (iv) The party conducting the litigation in respect of a Kinetek Patent Infringement shall have full control over its conduct; provided neither party shall enter into any settlement with respect to such suit without the other's consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (v) The cost and expense of any infringement action against an alleged infringer under this
                           Section 11.6(a) shall be borne by [*].

                  (vi) Any damages or other monies awarded or recovered in settlement of such action shall be used to reimburse the parties' costs and expenses in conducting the infringement action and any excess shall be retained by [*].

         (b)      QLT PATENTS

                  (i) In the event that Kinetek or QLT becomes aware of actual or threatened infringement by a Third Party of a QLT Patent (a "QLT PATENT INFRINGEMENT"), that party shall promptly notify the other party in writing.

                  (ii) [*] shall have the right, but not the obligation, to bring an infringement action against any alleged infringer in the event of a QLT Patent Infringement and [*] shall assist and cooperate with [*] in any such litigation.

*Material has been omitted and filed separately with the commission.

                  (iii) Where [*] brings an action, [*] shall have full control over the conduct of the litigation in respect of a QLT Patent Infringement.

                  (iv) The cost and expense of any infringement action brought by [*] against an alleged infringer under this Section 11.6(b) shall be borne by [*].

                  (v) Any damages or other monies awarded or recovered in settlement of such action shall be used to reimburse the parties' costs and expenses in conducting the infringement action and any excess shall be retained by [*].

         (c)      JOINT INVENTIONS

                  (i) In the event that Kinetek or QLT becomes aware of actual or threatened infringement by a Third Party of a Patent arising out of a Joint Invention (a "JOINT PATENT INFRINGEMENT"), that party shall promptly notify the other party in writing.

                  (ii) [*] shall have the first right, but not the obligation, to bring an infringement action against any alleged infringer in the event of a Joint Patent Infringement and [*] shall assist and co-operate with[*] in any such litigation.

                  (iii) If [*] fails to take action regarding a Joint Patent Infringement within a reasonable time after becoming aware of the Joint Patent Infringement, then [*] shall have the right, but not the obligation, to bring an infringement action against the alleged infringer and [*] shall cooperate with [*] in any such litigation.

                  (iv) The party conducting the litigation in respect of a Joint Patent Infringement shall have full control over its conduct; provided neither party shall enter into any settlement with respect to such suit without the other party's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (v) The cost and expense of any infringement action brought by [*] against an alleged infringer under this Section 11.6(c) shall be borne by [*].

                  (vi) Any damages or other monies awarded or recovered in settlement of such action shall be used to reimburse the parties' costs and expenses in conducting the infringement action and any excess shall be shared equally by both parties.

11.7     INTERFERENCE PROCEEDINGS

         (a) In the event of the declaration of any interference proceeding by any Patent authorities with respect to any Kinetek Patents, Kinetek shall promptly notify QLT in writing. Kinetek shall have the right to represent and manage Kinetek's and QLT's interests in such proceeding. Kinetek and QLT shall assist one another and co-operate in any such proceeding.

         (b) In the event of the declaration of any interference proceeding by any Patent authorities with respect to any QLT Patents or Patents arising out of Joint Inventions, QLT shall promptly notify Kinetek in writing. QLT shall have the right to represent and manage QLT's and Kinetek's interests in such proceeding. Kinetek and QLT shall assist one another and co-operate in any such proceeding.

11.8     STATUS OF PROCEEDINGS

The parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof concerning the Technology or any Research Candidate, Prospective Lead Compound, Additional Prospective Lead Compound or Lead Compound.

*Material has been omitted and filed separately with the commission.

                       ARTICLE 12 - SAFETY AND REGULATORY

12.1     COMPLIANCE WITH LAWS

         (a) Kinetek shall, and if applicable, QLT shall, at all times in manufacturing, handling, labelling, shipping and delivering Compounds under this Agreement and in otherwise carrying out their respective obligations under this Agreement:

                  (i) comply with all applicable laws, rules, regulations or other requirements applicable to their respective business and to the manufacturing, handling, labelling, shipping and delivery of Compounds; and

                  (ii) obtain and maintain in full force and effect all applicable licenses, permits, certificates, authorizations or approvals from all governmental authorities necessary to conduct their respective business and to manufacture, handle, load, ship and deliver Compounds.

         (b) Kinetek and QLT shall at all times comply with all environmental laws and obtain and maintain in full force and effect all licenses, permits, certificates, authorizations or approvals required by environmental laws in connection with the activities then being undertaken by Kinetek or QLT, if applicable, including those relating to the handling, generation, transportation, treatment, storage and disposal or other management of waste and regulated substances, including, without limitation, hazardous and toxic substances.

12.2     SAFETY

During the Term, each party shall within a reasonable time inform the other party of any information that it obtains or develops regarding the safety of any Compounds, Research Candidates or Prospective Lead Compounds and shall promptly report to the other party any confirmed information of serious or unexpected reactions or serious or unexpected adverse events related to the utilization or medical administration of such Compounds, Research Candidates or Prospective Lead Compounds.

12.3     REGULATORY FILINGS

         (a) Responsibility [*] shall be solely responsible for obtaining and maintaining regulatory approvals in the Territory, including the preparation and filing of the IND.

         (b) [*] Ownership All regulatory approvals, including the IND, shall be held by and in the name of [*], and [*] shall own all submissions in connection therewith.

         (c) Principal Interface [*] shall be the principal interface with and will handle all interactions with regulatory agencies concerning the regulatory approvals or otherwise in respect of the Lead Compounds and/or Licensed Products and to the extent legally possible, [*] shall be the sole contact with such agencies in respect thereof.

             ARTICLE 13 - REPRESENTATIONS, WARRANTIES AND COVENANTS

13.1     REPRESENTATIONS AND WARRANTIES OF KINETEK

Kinetek represents and warrants to QLT as follows:

         (a) Kinetek has been duly organized and is validly subsisting and in good standing in its jurisdiction of organization and has the power to carry on the business as now being conducted by it;

         (b) Kinetek has the right to enter into this Agreement, and this Agreement is a legal and valid obligation binding upon such party and enforceable in accordance with its terms;

*Material has been omitted and filed separately with the commission.

         (c) Kinetek has not made and will not make any commitments to Third Parties inconsistent with or in derogation of Kinetek's obligations under this Agreement and Kinetek is not subject to any obligations that would prevent it from entering into or carrying out its obligations under this Agreement;

         (d) Kinetek owns or possesses adequate licenses or other rights to use all Kinetek Technology relating to the Field and to grant the licenses herein. The granting of the Development Election to QLT hereunder will not violate any right known by Kinetek to be held by any Third Party;

         (e) as of the Effective Date, EXHIBIT A sets forth a complete list of all Kinetek Patents, and Kinetek shall update this list regularly during the Term in accordance with the terms of this Agreement;

         (f) as of the Effective Date, all issued Kinetek Patents in existence as of the Effective Date are validly subsisting and enforceable and do not, to the best of the knowledge of Kinetek, after due inquiry, infringe any Patent rights of any Third Parties;

         (g) other than as contemplated in Section 2.5, Kinetek has not granted to any Third Party any rights (whether by option, license, sale or assignment) in, or waived any rights Kinetek may have under any Third Party Licenses to, any Initial Targets or Compounds directed against Initial Targets within or outside the Field or to any Technology within the Field;

         (h) except as disclosed in writing between the parties to this Agreement or their respective agents, to the best of knowledge of Kinetek, after due inquiry, there are no issued patents or published pending patent applications that, if issued, would be infringed by the development, manufacture, use or sale, as the case may be, of a Research Candidate or Prospective Lead Compound or the Technology pursuant to this Agreement;

         (i) except as disclosed in writing between the parties to this Agreement or their respective agents, there are no pending actions, either actual or, to the best of the knowledge of Kinetek, threatened, relating to the Kinetek Technology; and

         (j) as of the Effective Date, EXHIBIT E sets forth a complete list of all Third Party Licenses required for the conduct of the Research Program and for the exercise by QLT of the license granted under Section 5.5.

13.2     COVENANTS OF KINETEK

Kinetek hereby covenants to QLT as follows:

         (a) all Compounds, Research Candidates and Prospective Lead Compounds delivered to QLT under this Agreement will have been manufactured in a competent, workmanlike fashion by qualified personnel and in accordance with customary industry standards and in accordance with all requirements under applicable laws and regulations, including, when required for regulatory submission, GLP and GMP standards;

         (b) Kinetek has not made and will not make, in the performance of this Agreement, any use of the Intellectual Property of any Third Party, unless Kinetek has an express legal right to use such Third Party Intellectual Property in the manner used by it under this Agreement;

         (c) Kinetek shall use all commercially reasonable efforts to obtain all consents from Third Parties that may be necessary in order for Kinetek to grant to QLT the sub-license(s) to the Lead Compound(s) contemplated in the License Agreement on or before the time that the JTC selects a Compound as a Research Candidate; and

         (d) To the extent sound and reasonable business practice and judgment require, Kinetek shall utilize diligent efforts to ensure that all Kinetek Patents issued after the Effective Date shall be validly subsisting and enforceable when issued.

13.3     REPRESENTATIONS AND WARRANTIES OF QLT

QLT represents and warrants to Kinetek as follows:

         (a) QLT has been duly organized and is validly subsisting and in good standing in its jurisdiction of organization and has the power to carry on the business as now being conducted by it;

         (b) QLT has the right to enter into this Agreement and this Agreement is a legal and valid obligation binding upon QLT and enforceable in accordance with its terms;

         (c) QLT has not made and will not make any commitments to Third Parties inconsistent with or in derogation of QLT's obligations under this Agreement and QLT is not subject to any obligations that would prevent it from entering into or carrying out its obligations under this Agreement; and

         (d) to the best of the knowledge of QLT, as of the Effective Date, QLT does not own any Patent which includes claims directly related to the use of one or more of the Initial Targets, except for any claims in such Patents, if any, that relate to the general effect that photodynamic therapy may have on one or more of the Initial Targets.

13.4     COVENANTS OF QLT

To the extent sound and reasonable business practice and judgment requires, QLT shall utilize diligent efforts to ensure that all QLT Patents issued after the Effective Date will be validly subsisting and enforceable when issued.

13.5     KINETEK CHANGE OF CONTROL

Forthwith after the completion of a transaction involving Kinetek and another Person which may result in a "Change of Control", as defined and provided for in the License Agreement, Kinetek will provide to QLT sufficient information regarding the transaction to permit QLT reasonably to conclude that the transaction does or does not constitute a Change of Control (the "TRANSACTION NOTICE"). Within 30 days after its receipt of the Transaction Notice QLT will advise Kinetek in writing of its conclusions, including its reasons therefor, as to whether the said transaction does or does not constitute a Change of Control. If QLT does not so respond to Kinetek within the said 30 days, the transaction will be deemed not to constitute a Change of Control.

                        ARTICLE 14 - TERM AND TERMINATION

14.1     TERMINATION

This Agreement may not be terminated by either party except in accordance with this Article 14. Termination of this Agreement, in whole or in part, before the expiration of the Term shall be without prejudice to the right of any party accrued to the effective date of termination, without prejudice to the remedies in respect of any previous breach of any of the representations, warranties and covenants herein contained and without prejudice to any rights to indemnification set forth herein and to any other provision referred to in
Section 14.7.

14.2     TERM

         (a) The term of this Agreement (the "TERM") shall commence on the Effective Date and, subject to Section 14.2(b), shall expire on the date that is the earlier of:

                  (i) [*] after QLT enters into a License Agreement for the [*] Lead Compound; and

                  (ii)     [*] pursuant to Section 4.6(b)(ii).

         (b) If, prior to the expiry of the period set out in Section 14.2(a), QLT requests one or more Additional Prospective Lead Compounds pursuant to Sections 4.3 and 4.6(e), the Term shall expire on the date that is the earlier of:

*Material has been omitted and filed separately with the commission.

                  (i) [*] after the date of delivery by Kinetek to QLT of the Development Information in respect of the last Additional Prospective Lead Compound; and

                  (ii) [*] in respect of the last Additional Prospective Lead Compound requested by QLT.

         (c) Unless earlier terminated, this Agreement shall terminate on the date that is 8 years after the Commencement Date.

14.3     TERMINATION BY QLT

QLT may terminate this Agreement, in whole or in part at any time upon [*] prior written notice of termination to Kinetek, in which case:

         (a) in the event QLT terminates this Agreement in its entirety, then without further action on the part of either party:

                  (i) all rights and licenses granted by Kinetek to QLT to any Kinetek Technology pursuant to this Agreement shall revert to Kinetek and QLT shall retain no rights therein; and

                  (ii) [*] which specifically relate to [*], but excluding [*] interest in any other [*], which [*];

         (b) in the event QLT terminates this Agreement in respect of a particular Research Candidate or Prospective Lead Compound, then without further action on the part of either party:

                  (i) all rights and licenses granted by Kinetek to QLT to any Kinetek Technology solely related to the particular Research Candidate or Prospective Lead Compound pursuant to this Agreement shall revert to Kinetek and QLT shall retain no rights therein;

                  (ii) [*] all its right, title and interest in [*] to the particular Research Candidate or Prospective Lead Compound to [*]; and

                  (iii) forthwith after termination of all or part of this Agreement, QLT shall deliver to Kinetek copies of all material, documentation, analyses and other information, if any and not previously made available to Kinetek, held by QLT in respect of the portion of the Research Program that was terminated.

14.4     TERMINATION FOR BREACH

         (a) If either party materially breaches this Agreement and if the breach is not cured within 60 days after receiving written notice from the non-breaching party with respect to the breach, except as otherwise set out in this Agreement, this Agreement shall terminate in its entirety at the end of the 60-day period upon receipt of written notice from the non-breaching party, without prejudice to any right accrued to the effective date of termination, without prejudice to the remedies in respect of any previous breach of any of the representations, warranties and covenants herein contained and without prejudice to any rights to indemnification set forth herein and to any other provisions hereof which by their terms call for performance after such termination.

         (b) If Kinetek terminates this Agreement for breach by QLT under this Section 14.4, then without further action on the part of either party:

                  (i) all rights and licenses granted by Kinetek to QLT to any Kinetek Technology pursuant to this Agreement shall revert to Kinetek and QLT shall retain no rights therein; and

                  (ii) [*] all of [*] interest in any [*], but excluding [*] interest in any other [*], which [*].

*Material has been omitted and filed separately with the commission.

14.5     TERMINATION ON BANKRUPTCY

Either party may immediately terminate this Agreement if at any time during the Term the other party files in any court or agency pursuant to any statute or regulation of Canada or of any individual state or foreign country:

         (a)      a petition in bankruptcy or insolvency;

         (b) a petition for reorganization in connection with a bankruptcy or insolvency;

         (c) a petition for an arrangement in connection with a bankruptcy or insolvency;

         (d) a petition for the appointment of a receiver or trustee of the party or of its assets;

         (e) if the other party proposes a written agreement of composition or extension of its debts;

         (f) if the other party is served with an involuntary petition against it, filed in any insolvency proceeding, and the petition is not dismissed within 60 days after the filing thereof;

         (g) if the other party proposes or is a party to any dissolution or liquidation; or

         (h) if the other party makes an assignment for the benefit of creditors.

Termination by a party under this Section 14.5 will be considered termination for breach under Section 14.4, except that no notice and cure time for the breach shall be required, and the consequences of termination and parties' respective rights and remedies will be as set out in Section 14.4.

14.6     TERMINATION ON SCIENTIFIC GROUNDS

         (a) If during the course of the Research Program the JTC, acting reasonably, determines that Research Candidates directed against Eligible Targets or Designated Targets cannot be developed as Prospective Lead Compounds due to unforeseen scientific reasons and, as a result, there is no reasonable merit in pursuing the entire Research Program, and if the JTC's conclusions are unanimously supported by the JMC, then either Kinetek or QLT may, on 60 days notice to the other party, terminate this Agreement.

         (b)      In the event of termination under this Section 14.6:

                  (i) Kinetek shall thereafter be relieved of its obligations to perform the Research Program;

                  (ii) all rights and licenses granted by one party to the other under this Agreement shall revert to the granting party and the non-granting party shall retain no interest therein; and

                  (iii)    the parties shall retain rights to:

                           (A)      their respective Technology; and

                           (B)      [*]

                           to the exclusion of the other party.

14.7     SURVIVAL

Expiration or early termination of this Agreement shall not relieve either party of its obligations incurred prior to such expiration or early termination, nor shall it affect the terms of any License Agreement in effect. In addition, the following provisions shall survive any expiration or early termination of this
Agreement:

         (a)      Section 1.1 (Definitions);

*Material has been omitted and filed separately with the commission.

         (b)      Section 4.6(a), (c) and (e) (Failure to Deliver)

         (c)      Article 8 (Financial Matters);

         (d)      Article 9 (Confidentiality; Publicity and Publication);

         (e)      Article 10 (Intellectual Property);

         (f) Section 11.3 (Patent Costs) shall survive any expiration or early termination of this Agreement solely with respect to the payment and reimbursement of any Patent-related costs and expenses that were incurred prior to such termination or expiration;

         (g) Section 11.7 (Interference Proceedings) to the extent such interference proceedings are called prior to termination;

         (h)      Section 12.3(b) ([*] Regulatory Approvals);

         (i)      Article 13 (Representations, Warranties and Covenants);

         (j)      Article 14 (Term and Termination);

         (k)      Article 15 (Indemnification); and

         (l)      Sections 16.2 (Dispute Resolution), 16.3 (Entire Agreement),
                  16.6 (Governing Law and Attornment), 16.8 (Notices) and
                  16.11 (Severability).

                          ARTICLE 15 - INDEMNIFICATION

15.1     MUTUAL INDEMNIFICATION

From and after the Effective Date, except as otherwise specifically provided in this Agreement, each of the parties (in this section, an "INDEMNIFYING PARTY") agrees to defend, indemnify and hold harmless the other party and the other's Affiliates, successors and assigns, and their respective officers, directors, shareholders, partners and employees (in this section, an "INDEMNIFIED PARTY") from and against all losses, damage, liability and expense, including legal fees but excluding punitive damages (in this Section 15.1, collectively, "DAMAGES") incurred, caused, arising out of or relating to:

         (a) any breach or violation of, or failure to properly perform, any covenant or agreement made in this Agreement by the Indemnifying Party, unless waived in writing by the applicable Indemnified Party;

         (b) any breach of any of the representations or warranties made in this Agreement by the Indemnifying Party; or

         (c) the gross negligence or wilful misconduct of the Indemnifying Party;

except to the extent the Damages are attributable to the gross negligence or wilful misconduct of the Indemnified Party.

15.2     INTELLECTUAL PROPERTY INDEMNITY

Kinetek agrees to defend, indemnify and hold harmless QLT and QLT's Affiliates, successors and assigns, their respective officers, directors, shareholders, partners and employees, from and against any and all loss, other than loss of profits suffered by any of the foregoing Persons, damage, expense or liability including legal fees resulting from, arising out of or relating to any claims by a Third Party that the rights licensed or sub-licensed by Kinetek to QLT under this Agreement, or the exploitation thereof, infringes the lawful property rights of a Third Party including any rights in any valid patent, copyright, or trade secret.

*Material has been omitted and filed separately with the commission.

15.3     INDEMNIFICATION PROCEDURE

If either QLT or Kinetek any of their respective Affiliates (in this section, an "INDEMNIFIED PARTY"), receives any written claim which it believes is the subject of, or otherwise believes that circumstances exist giving rise to, an indemnity under this Agreement by either Kinetek or QLT, as the case may be (in this section, an "INDEMNIFYING PARTY"), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice of the claim or circumstances to the Indemnifying Party, including full particulars of the claim or circumstances to the extent known to the Indemnified Party, provided, however, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the indemnifying Party from any liability to indemnify any persons indemnified under this Article 15, and, subject to
Article 11 in respect of infringement claims and infringement actions, the following shall apply:

         (a) the Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of the claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party;

         (b) if the Indemnifying Party does not so assume the defense of the claim, the Indemnified Party may assume the defense with counsel of its choice at the sole expense of the Indemnifying Party;

         (c) if the Indemnifying Party assumes the defense of the claim, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party;

         (d) any party not assuming the defense of a claim shall render all reasonable assistance to the party assuming the defense, and all out-of-pocket costs of this assistance shall be borne solely by the Indemnifying Party; and

         (e) no claim shall be settled other than by the party defending the claim, and then only with the consent of the other party, which shall not be unreasonably withheld, provided, however, that the Indemnified Party shall have no obligation to consent to any settlement of any claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.

                           ARTICLE 16 - MISCELLANEOUS

16.1     ASSIGNMENT; ENUREMENT

Neither this Agreement nor any interest under this Agreement shall be assignable by either party without the prior written consent of the other, provided, however, that either party may assign this Agreement and any of its Patents related to this Agreement without obtaining the consent of the other party to:

         (a)      any of its Affiliates;

         (b)      any Third Party with which it may merge or consolidate; and/or

         (c) any Third Party to which it may transfer all or substantially all of its assets.

Assignment in contravention of this Section 16.1 shall be considered a material breach of this Agreement pursuant to Section 14.4. All rights and obligations under this Agreement and the licenses granted in this Agreement shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Any assignment in violation of the foregoing shall be null and void.

16.2     DISPUTE RESOLUTION

         (a) In the event of any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity of this Agreement (each, a "DISPUTE"), the parties shall, and either party may, initially refer such dispute to the JMC, and failing resolution of the controversy or claim within 30 days after such referral, the matter shall be referred to the Chief Executive Officer of Kinetek and the Chief Executive Officer of QLT who shall, as soon as practicable, attempt in good faith to resolve the controversy or claim. If such controversy or claim is not resolved within 60 days of the date of initial referral of the matter to the JMC, either party shall resolve the dispute pursuant to this Section 16.2.

         (b) Except as otherwise set out in this Section 16.2, any Dispute that cannot be settled amicably by agreement of the parties pursuant to Section 16.2(a) shall be finally settled by an arbitrator(s) appointed pursuant to the provisions of the Commercial Arbitration Act of British Columbia, or any successor legislation then in force, provided that the appointed arbitrator(s) shall have appropriate experience in the biopharmaceutical industry.

         (c) The place of arbitration shall be Vancouver, British Columbia, Canada and the language to be used in the arbitration proceedings shall be English.

         (d) The award rendered in any arbitration shall be final and binding upon both parties. The judgement rendered by the arbitrator(s) shall include costs of arbitration, reasonable legal fees and reasonable costs for any expert and other witnesses.

         (e) Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the Dispute as necessary to protect either party's name, Confidential Information or Intellectual Property.

         (f) Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

         (g) Notwithstanding the provisions of Sections 16.2(b) through 16.2(f), inclusive, either party shall be free to submit any Dispute relating to Intellectual Property to any court having jurisdiction over the parties and the subject matter of the Dispute and to seek such relief and remedies as are available in that court.

16.3     ENTIRE AGREEMENT

This Agreement and all Exhibits attached to this Agreement (which shall form an integral part of this Agreement), entered into as of the date first written above, constitute the entire agreement between the parties relating to the subject matter hereof and supersede all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may mutually amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement. In the event of conflict between the terms and conditions of this Agreement and those of any Exhibit attached to this Agreement or any other agreement executed by the parties, the terms and conditions of this Agreement shall govern, unless the parties expressly provide that the conflicting term or condition of such Exhibit or agreement shall supersede the corresponding term or condition of this Agreement.

16.4     FORCE MAJEURE

If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, including acts of God, governmental restrictions, wars, insurrections, labor disturbances, destruction of facilities or materials by fire, earthquake, storm or other casualty, judgment or injunction of any court, epidemic or failure of public utilities, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable commercial efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever the causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution. The parties agree that this Section
16.4 is not intended to apply to delays caused by the risks inherent in the process of scientific research and development.

16.5     FURTHER ASSURANCES

The parties shall both execute and deliver such further instruments and do such further acts as may be required to implement the intent of this Agreement.

16.6     GOVERNING LAW AND ATTORNMENT

         (a) This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

         (b) Subject to the arbitration provisions of Section 16.2, the parties agree that the courts of the Province of British Columbia will have exclusive jurisdiction to determine all disputes and claims arising between the parties.

16.7     INSURANCE

Kinetek currently maintains, and shall continue to maintain during the Term of Agreement, the insurance coverage described in EXHIBIT F.

16.8     NOTICES

All notices in connection with this Agreement shall be in writing and shall be:

         (a)      delivered personally;

         (b)      sent by express courier service (receipt verified); or

         (c) sent by facsimile transmission (with confirmation notice sent as described above);

to the following addresses of the parties:

If to Kinetek:                                                  with a copy to:

      Kinetek Pharmaceuticals, Inc.                                  Blake, Cassels & Graydon LLP
      850 - 1200 West 73rd Avenue, Vancouver,                        Suite 2600, Three Bentall Centre
      British Columbia, V6P 6G5                                      595 Burrard Street
                                                                     P.O. Box 49314
      Attention:  President and Chief Executive                      Vancouver BC, Canada
                  Officer
                                                                     Attention:  Peter J. O'Callaghan
      Facsimile:  (604) 267-7667
                                                                     Facsimile:  (604) 631-3309

If to QLT:                                                      with a copy to:

      QLT Inc.                                                       Farris, Vaughan, Willis & Murphy
      887 Great Northern Way, Vancouver, British                     P.O. Box 10026, Pacific Centre South
      Columbia V5T-4T5                                               Toronto Dominion Bank Tower
                                                                     700 West Georgia Street, 26th Floor
      Attention:  President and Chief Executive                      Vancouver, British Columbia
                 Officer                                             V7Y 1B3  CANADA

      Facsimile:  (604) 873-0816                                     Attention:  R. Hector MacKay-Dunn

                                                                     Facsimile:  (604) 661-9349

Any notice shall be deemed to have been received:

         (d) on the date of delivery, if delivered personally or by express courier; or

         (e) on the next Business Day following the date of transmission if sent by facsimile transmission.

16.9     CHANGE OF ADDRESS

Either party may, at any time, give notice of any change of address to the other and the address specified in the notice shall be that party's address for the purpose of receiving notices.

16.10    RIGHTS AND REMEDIES

The rights and remedies available under this Agreement shall be cumulative and not alternative and shall be in addition to and not a limitation of any rights and remedies otherwise available to the parties at law or in equity.

16.11    SEVERABILITY

In the event any portion of this Agreement is held illegal, void or ineffective, the remaining portions of this Agreement shall remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

16.12    COUNTERPARTS; FACSIMILE

This Agreement may be executed in any number of counterparts (either originally or by facsimile), each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

16.13    WAIVER

A waiver of any default, breach of non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver will be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement will not operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or nonobservance (whether of the same or any other nature).

IN WITNESS WHEREOF, each of the parties hereto has caused this Research and Early Development Agreement to be executed by its duly authorized officer as of the date first written above.

KINETEK PHARMACEUTICALS, INC.                   QLT INC.
by its authorized signatory:                    by its authorized signatory:

/s/ Andre Archimbaud                            /s/ Edwin Levy
_____________________________________           ______________________________________________
Andre Archimbaud                                Edwin Levy
President and Chief Executive Officer           Senior Vice President, Corporate Development

                                                /s/ Celia Courchene
                                                ______________________________________________
                                                Celia Courchene
                                                Vice President, Business Development and
                                                Legal Affairs

                                    EXHIBIT A

                                 KINETEK PATENTS

                                       [*]

*Material has been omitted and filed separately with the commission.

                                    EXHIBIT B

                                   QLT PATENTS

                                       NIL

                                    EXHIBIT C

                      GENERAL GUIDELINES FOR RESEARCH PLAN

                                   PRECLINICAL
                                       [*]

                                  MANUFACTURING

                                       [*]

*Material has been omitted and filed separately with the commission.

                                    EXHIBIT D

              LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

                                       [*]

*Material has been omitted and filed separately with the commission.

                                    EXHIBIT E

                              THIRD PARTY LICENSES

                                       [*]

*Material has been omitted and filed separately with the commission.

                                    EXHIBIT F

                           KINETEK INSURANCE COVERAGE
                                       [*]

*Material has been omitted and filed separately with the commission.